Exhibit 99.1

Exhibit (a)(1)(i)

GERDAU S.A.

GERDAU AMERISTEEL CORPORATION

GERDAU MACSTEEL, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

AND STOCK APPRECIATION RIGHTS FOR RESTRICTED STOCK UNITS (ACTIVE EMPLOYEES IN THE UNITED STATES), RESTRICTED STOCK (ACTIVE EMPLOYEES IN CANADA) OR AMERICAN DEPOSITARY SHARES (RETIREES)

THIS OFFER TO EXCHANGE AND YOUR WITHDRAWAL RIGHTS WILL COMMENCE ON OCTOBER 21, 2013, AND EXPIRE AT 4:00 P.M. EASTERN TIME, OR ET, ON NOVEMBER 19, 2013, UNLESS THE OFFER IS EXTENDED

Gerdau S.A., a Brazilian corporation, Gerdau Ameristeel Corporation, or Ameristeel, a Canadian corporation, and Gerdau Macsteel, Inc., or Macsteel, a Delaware corporation, are offering eligible employees of Ameristeel and Macsteel the opportunity to exchange certain outstanding stock options and stock appreciation rights, or SARs, for a number of new restricted stock units (“RSUs”) or restricted stock to be granted under the Gerdau North America Equity Incentive Plan, as amended and restated (“the Plan”), or American Depository Shares of Gerdau S.A. (“ADSs”).  Under the terms of this offer, eligible active employees in the United States would receive RSUs, eligible active employees in Canada would receive restricted stock, and eligible retirees in both the United States and Canada would receive ADSs in lieu of RSUs or restricted stock.  We refer to the RSUs, restricted stock and ADSs, as applicable, to be awarded in exchange for the stock options and SARs as the “new securities.”

We refer to Gerdau S.A., Ameristeel and Macsteel collectively as “Gerdau,” “our,” “us” or “we.”

The new securities will be granted or issued, as the case may be, as of the completion date of this offer.  We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Restricted Stock Units (active employees in the United States), restricted stock (active employees in Canada) or American Depository Shares (retirees), to which we refer as the “Offer to Exchange.”

Stock options and SARs eligible for exchange, to which we refer as the “eligible stock options or SARs,” are those stock options and SARs, whether vested or unvested, that:

•                 were granted under the Gerdau Long Steel North America Equity Incentive Plan of Ameristeel (f/k/a Gerdau S.A. Long-Term Incentive Plan) or the Gerdau Special Steel North America Equity Incentive Plan of Macsteel, to which we refer collectively as the “Former Plans;” and

•                 the stock options and/or SARs are outstanding and unexercised as of the completion date of this offer.

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You are eligible to participate in the exchange and this offer only if:

•                 you are an active employee (as defined in the relevant plan) or retiree of Ameristeel or Macsteel in the United States of America or Canada on the date this offer commences and otherwise remain eligible under the respective plan to exercise the eligible stock options or SARs through the completion date of the offer; and

•                 you hold at least one eligible stock option or SAR as of the commencement of the offer.

Any stock options you hold that were granted under our Former Plans give you the right, when vested, to purchase ADSs once you exercise those stock options by paying the applicable exercise price. Thus, wherever we use the term “stock option” in this Offer to Exchange, we refer to the actual stock options, if any, that you hold to purchase ADSs and not the ADSs underlying those stock options.

Any SARs you hold that were granted under our Former Plans give you the right to the excess, if any, of the market price of an ADS at the time such SAR is exercised over the exercise price of the SAR (less any amount required to be withheld by applicable law).  Thus, wherever we use the term “SAR” in this Offer to Exchange, we refer to the actual SARs, if any, that you hold and not the ADSs underlying those SARs.

The stock option and SAR exchange program has been designed so that the aggregate fair value of the new securities to be granted or issued in the exchange will be approximately equal to the aggregate fair value of the eligible stock options or SARs that are surrendered in the exchange. We are using exchange ratios to calculate the number of new securities to be granted or issued to you. The applicable exchange ratios used for the exchange have been determined by Bloomberg Finance L.P., using a trinomial valuation model and the closing price of Gerdau S.A. ADSs on September 20, 2013.  The number of new RSUs (active employees in the United States), restricted stock (active employees in Canada) and ADSs (retirees) calculated according to the exchange ratios will be rounded to the nearest thousandth on a grant-by-grant basis.

If you are eligible to participate in the stock option and SAR exchange program, you must elect whether to exchange all of your eligible stock options or SARs. You may elect to exchange either all or none of the eligible stock options or SARs you own.  You will not be permitted to exchange your eligible stock options or SARs on a grant-by-grant basis.  In addition, no partial exchanges of an eligible stock option or SAR grant will be permitted, except that if you exercised a portion of an eligible stock option or SAR grant prior to the commencement of this offer, only the portion of the eligible stock option or SAR grant which has not yet been exercised will be eligible to be exchanged.

All eligible stock options or SARs that are properly surrendered in the stock option and SAR exchange and accepted by us for exchange pursuant to this offer will be cancelled as of the completion date of this offer, and eligible stock options or SARs elected for exchange will no longer be exercisable after that time. The new RSUs or restricted stock will be granted in exchange for the surrendered eligible stock options or SARs as of the completion date of this offer. The

ADSs will be issued to retirees in exchange for the exchanged eligible stock options or SARs as of December 9, 2013.

New RSUs and restricted stock granted in the stock option and SAR exchange will not be vested on their date of grant regardless of whether the surrendered eligible stock options or SARs were fully vested. Instead, the new RSUs will vest in five equal installments on the following dates: December 9, 2013; March 20, 2015; March 20, 2016; March 20, 2017; and March 20, 2018.  The entire award of restricted stock is taxable at the time of grant, and we will withhold applicable federal and provincial taxes.  Therefore, the vesting schedule will be determined based on the taxes applicable to the recipient of the restricted stock award.  The vesting dates for the restricted stock will match the vesting dates of the RSU awards, as set forth in the restricted stock award agreement, but the amount of restricted stock that vests at each date will differ based on tax circumstances of the restricted stock award recipient.  For example, if a restricted stock award recipient were subject to a 43% tax rate, the recipient’s restricted stock award schedule might be structured as follows: forty-three percent (43%) on December 9, 2013; seventeen percent (17%) on March 20, 2015; zero percent (0%) on March 20, 2016; twenty percent (20%) on March 20, 2017; and twenty percent (20%) March 20, 2018.  New RSUs and restricted stock granted in the stock option and SAR exchange will only vest if the holder remains an eligible employee of Gerdau S.A. or a subsidiary or other affiliate of Gerdau S.A.  New RSUs or restricted stock that are not vested at the time of an employee’s termination of continuous service, as determined in accordance with the Plan, will be forfeited.  The new RSUs and restricted stock granted in the stock option and SAR exchange will be governed by the terms and conditions of the Plan and an RSU award agreement or restricted stock award agreement, as applicable, between you and Ameristeel or Macsteel, as applicable.

Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered stock options or SARs, receive ADSs with an aggregate fair value that is approximately equal to the aggregate fair value of the tendered securities, using the same pricing model as used for active employees.

If you choose not to participate in the stock option and SAR exchange, you will continue to hold your eligible stock options or SARs on the same terms and conditions and pursuant to the agreements and equity incentive plans under which they were originally granted.

Although our boards of directors have approved this offer, neither we nor our boards of directors will make any recommendation as to whether you should exchange, or refrain from exchanging, any or all of your eligible stock options or SARs for new securities in the stock option and SAR exchange program. You must make your own decision regarding whether to surrender your eligible stock options or SARs for exchange after taking into account your own personal circumstances or preferences. If you hold eligible stock options or SARs and are subject to taxation or social insurance contributions in a country other than the United States, you may be subject to income tax consequences, social insurance contributions and other issues for employees subject to taxation and/or social insurance contributions outside the United States. You are encouraged to consult your personal legal counsel, accountant, financial, and/or tax advisor(s) as you deem appropriate if you have questions about your financial or tax situation as it relates to this offer.

This offer is not conditioned upon a minimum total number of eligible stock options or SARs being elected for exchange. This offer is subject to certain conditions which we describe under Section 7 of this Offer to Exchange, “Conditions of the Offer,” and the terms and conditions described in this offer.

Please see the section entitled “Risks of Participating in the Offer to Exchange” in this Offer to Exchange for a discussion of risks and uncertainties that you should consider before surrendering your eligible stock options or SARs for exchange in this offer.

Gerdau S.A.’s ADSs are listed on the New York Stock Exchange (“NYSE”) under the symbol “GGB.” On September 20, 2013, the closing price of Gerdau S.A.’s ADSs on the NYSE was $7.47 per ADS. We recommend that you obtain current market quotations for Gerdau S.A.’s ADSs before deciding whether to elect to exchange your eligible stock options or SARs.

As of September 20, 2013, eligible outstanding stock options and SARs under our Former Plans were exercisable for approximately 9,679,346 ADSs, or approximately 2.92% of the total ADSs outstanding.

If you wish to participate in this offer, you must log on to Gerdau’s stock option and SAR exchange election site accessible through your Fidelity account at www.netbenefits.com and complete your election on that site before 4:00 p.m. ET on November 19, 2013 (or such later time and date as may apply if this offer is extended).  Alternatively, you may submit your election to us by email, facsimile or mail using the “acceptance / re-election form” available on the stock option and SAR exchange election site and filed as an exhibit to our Schedule TO filed with the SEC.  Submissions via email, facsimile or mail should be sent to the Aneta Booth as follows:

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

Elections that are received after the deadline will not be accepted. In order to elect to exchange your eligible options or SARs, you will be required to acknowledge your agreement to all of the terms and conditions of the Offer to Exchange as set forth in the offer documents.

Subsequent withdrawals and re-elections must be submitted via email, facsimile or mail to Aneta Booth using the withdrawal form or acceptance / re-election form, as applicable, available on the stock option and SAR exchange election site and attached as an exhibit to the Schedule TO filed with the SEC.  Submissions via email should be sent to Aneta Booth at aneta.booth@gerdau.com.  If submitting via facsimile, please send your acceptance / re-election form to (813) 319-4881 with attention to Aneta Booth.  If submitting via mail, please send your acceptance / re-election form to Gerdau Compensation, 4221 Boy Scout Blvd, Suite 600, Tampa, FL 33607 with attention to Aneta Booth.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

aneta.booth@gerdau.com, or

Fidelity Stock Plan Services

800-544-9354 (Participants in the United States)

800-544-0275 (Participants in Canada)

IMPORTANT

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GERDAU HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON GERDAU’S BEHALF AS TO WHETHER YOU SHOULD EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE STOCK OPTIONS OR SARs PURSUANT TO THIS OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH GERDAU HAS REFERRED YOU. GERDAU HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS REFERRED TO IN THIS DOCUMENT. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY GERDAU.

NOTHING IN THIS DOCUMENT SHALL BE CONSTRUED TO GIVE ANY PERSON THE RIGHT TO REMAIN IN THE EMPLOY OF GERDAU S.A., OR ITS SUBSIDIARIES OR OTHER AFFILIATES OR TO AFFECT YOUR EMPLOYER’S RIGHT TO TERMINATE THE EMPLOYMENT OF ANY PERSON AT ANY TIME WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW. NOTHING IN THIS DOCUMENT SHOULD BE CONSIDERED A CONTRACT

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OR GUARANTEE OF WAGES OR COMPENSATION. EXCEPT AS OTHERWISE PROVIDED UNDER APPLICABLE LAW AND/OR ANY EMPLOYMENT AGREEMENT BETWEEN YOU AND YOUR EMPLOYER, THE EMPLOYMENT RELATIONSHIP BETWEEN GERDAU S.A. OR ITS SUBSIDIARIES OR OTHER AFFILIATES AND EACH EMPLOYEE REMAINS “AT WILL.”

GERDAU RESERVES THE RIGHT TO AMEND OR TERMINATE THE PLAN AT ANYTIME. THE GRANT OF SECURITIES UNDER THE PLAN AND THIS OFFER TO EXCHANGE DO NOT IN ANY WAY OBLIGATE GERDAU TO GRANT ADDITIONAL SECURITIES OR OFFER FURTHER OPPORTUNITIES TO PARTICIPATE IN ANY OFFER TO EXCHANGE STOCK OPTIONS OR SARs IN THE FUTURE. THE GRANT OF ANY SECURITIES UNDER THE PLAN AND THIS OFFER TO EXCHANGE ARE WHOLLY DISCRETIONARY IN NATURE AND ARE NOT TO BE CONSIDERED PART OF ANY NORMAL OR EXPECTED COMPENSATION THAT IS OR WOULD BE SUBJECT TO SEVERANCE, RESIGNATION, REDUNDANCY, TERMINATION OR SIMILAR PAY.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS

AND STOCK APPRECIATION RIGHTS FOR RESTRICTED STOCK UNITS (ACTIVE EMPLOYEES IN THE UNITED STATES), RESTRICTED STOCK (ACTIVE EMPLOYEES IN CANADA) OR AMERICAN DEPOSITORY SHARES (RETIREES)

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

Summary Term Sheet and Questions and Answers

The following are answers to some of the questions that you may have about the stock option and SAR exchange. You should read carefully this Summary Term Sheet and Questions and Answers as well as the remaining sections of this Offer to Exchange and attached exhibits together with their associated instructions, and the other related documents referenced in the Offer to Exchange. The Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Summary Term Sheet and Questions and Answers is not complete and may not contain all of the information that is important to you. Additional important information is contained elsewhere in the Offer to Exchange and the other related documents referenced in the Offer to Exchange. Where appropriate, we have included in this Summary Term Sheet and Questions and Answers references to relevant sections in the Offer to Exchange to help you find more complete information with respect to these topics. Please review this Summary Term Sheet and Questions and Answers and the remaining sections of the Offer to Exchange to ensure that you are making an informed decision regarding your participation in the stock option and SAR exchange.

Background Information

Q1.                        What is the stock option and SAR exchange program?

A1.                        The stock option and SAR exchange program is a one-time, voluntary opportunity for eligible employees to exchange eligible stock option awards and SARs awards for restricted stock units or restricted stock.  Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered securities, receive ADSs.

See also:

•                                         Section 2 of the Offer to Exchange

•                                         Answer to Question 7, “Are there circumstances in which I would not be eligible for new securities in the stock option and SAR exchange program?” of this Summary Term Sheet and Questions and Answers

Q2.                        What are some key terms used in the stock option and SAR exchange program?

A2.                        Here are some key terms used when describing the stock option and SAR exchange program:

Active Employee

An employee of Gerdau Ameristeel Corporation, or Ameristeel, or Gerdau Macsteel, Inc., or Macsteel. An employee is not an “active employee” if he or she (i) is on a leave that will result in a termination of employment with such employer, (ii) has provided such employer a notice of resignation or (iii) has received a notice of termination of employment from such employer.

Commencement Date	October 21, 2013, the date the stock option and SAR exchange program offer period opens.

Completion Date

The date and time the offer period ends. The completion date is expected to be November 19, 2013, at 4:00 p.m. Eastern Time, or ET, but is subject to change. Gerdau may extend the offer period and delay the completion date in its sole discretion.

Eligible Employees

Active employees (as defined in the relevant plan) or retirees as of the commencement date who otherwise remain eligible through the completion date under the terms of the respective award agreements and plans governing the eligible securities.

Eligible Stock Options and SARs	A stock option or SAR grant that:

(i)           was granted under the Gerdau Long Steel North America Equity Incentive Plan of Ameristeel (f/k/a Gerdau S.A. Long-Term Incentive Plan) or the Gerdau Special Steel North America Equity Incentive Plan of Macsteel, to which we refer collectively as the “Former Plans;” and

(ii) remains outstanding and unexercised as of the completion date.

Eligible Stock Options and SARs Expiration Date	The date a stock option or SAR expires and is no longer available for exercise.

Exchanged Stock Options and SARs	Eligible stock options or SARs that, as of the completion date, eligible employees elect to exchange for new securities in the stock option and SAR exchange program.

Exercise Price

For stock options, the exercise price is the price at which an ADS may be purchased pursuant to the exercise of the stock option. For SARs, the exercise price is amount subtracted from the market price of the ADS to calculate the amount of excess to which the SAR holder is entitled upon exercise of the SAR.

Full Vesting Date	The date you fully own and can exercise your equity (e.g., stock option, SAR or RSU) award.

Fidelity

FMR LLC, or Fidelity, has been retained by Gerdau to provide support services for the stock option and SAR exchange program. Fidelity will be hosting the stock option and SAR exchange program election site for Gerdau.

Grant Date	The date an equity award, such as a stock option, SAR, or RSU, is granted.

Intrinsic Value

Intrinsic value with respect to a stock option or SAR is the absolute value of the difference between the trading price of Gerdau’s ADSs and the exercise price of the stock option or SAR. An “underwater” stock option or SAR has no intrinsic value since its exercise price is higher than the current trading price of the underlying ADS.

New RSUs	New RSUs that are granted to eligible employees who choose to participate in the stock option and SAR exchange program in exchange for the cancellation of their eligible stock options or SARs.

New Securities

A term referring to either the new RSUs (in the case of active employees in the United States), the new restricted stock (in the case of active employees in Canada) or the ADSs (in the case of retirees in both the United States and Canada) received in exchange for eligible stock options or SARs surrendered in this offer.

Offer to Exchange

The legal document entitled “Offer to Exchange Certain Outstanding Stock Options and Stock Appreciation Rights for Restricted Exchange Stock Units (active employees in the United States), restricted stock (active employees in Canada) or American Depository Shares (retirees).” The Offer to Exchange contains the terms and conditions of the stock option and SAR exchange program and may be amended and supplemented from time to time.

Offer Period	The period between the commencement date and the completion date, during which eligible employees can choose to exchange eligible stock options or SARs in the stock option and SAR exchange program. Currently, the offer period is expected to commence on October 21, 2013 and terminate at 4:00 p.m. ET on November 19, 2013, but is subject to change. Gerdau may extend the offer period and delay the completion date in its sole discretion.

Stock Option and SAR Exchange	The exchange of eligible stock options or SARs for new securities.

Restricted Stock Unit, or RSU

The right to receive ADSs of Gerdau S.A. in the future; however, that right is “restricted” until the vesting criteria and other terms and conditions set forth in the relevant agreements and governing equity plan documents are satisfied.

Restricted Stock	ADSs that are subject to restrictions which lapse based on the achievement of performance goals, the passage of time, or both.

SEC	The United States Securities and Exchange Commission.

Stock Option and SAR Exchange Election Site

The website portal where eligible employees can choose to participate in the stock option and SAR exchange program. You must access the stock option and SAR exchange election site through your Fidelity account at www.netbenefits.com.

Underwater Stock Options or SARs	Stock option or SAR grants that have an exercise price that is higher than the current trading price of Gerdau S.A.’s ADSs are considered to be underwater.

Vesting Date

The date on which your stock option or SAR grant vests in whole or in part and becomes available for exercise or a portion of your RSU grant vests and ADSs are released, or in the case of restricted stock, when the restrictions are lifted on the ADSs. Once an RSU vests, it becomes an ADS that you can hold, transfer, or sell and is typically subject to tax. Once your restricted stock vests, the restrictions on the underlying ADSs lapse and you can transfer or sell the ADSs, subject to any applicable tax.

Q3.                        Why is Gerdau offering the stock option and SAR exchange program?

A3.                        Gerdau’s goal in providing equity compensation is not only to reward eligible employees for their contributions, but also to help them think like stockholders, which we believe is critical to our success. Gerdau’s equity programs link employees’ financial interests to those of its stockholders, and provide a way for employees to share in Gerdau’s long-term success.

Like many companies, Gerdau S.A. has experienced a significant decline in its ADS price in connection with the recent global financial and economic crisis. This decline in price has resulted in a considerable number of Gerdau’s employees and retirees holding stock options and/or SARs that are deeply “underwater”—making them less effective in helping us meet our goals.

Gerdau is offering the stock option and SAR exchange program to (1) provide a possibility for employees and retirees to realize value from eligible underwater stock options and SARs, (2) to realign awards with its long-term incentive objectives, and (3) to realign employee and stockholder interests. The stock option and SAR exchange program gives eligible employees an opportunity to exchange certain stock options and SARs for new RSUs or restricted stock that may provide value, even if Gerdau S.A.’s ADS price does not increase. This approach of exchanging eligible stock options or SARs for new RSUs or restricted stock is made in preparation for Gerdau’s transition in 2014 to RSU and performance share unit (“PSU”) awards under the new Plan and provides what Gerdau believes is a meaningful incentive for employees whose stock options or SARs are currently underwater.  Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered securities, receive ADSs.

See also: Section 3 of the Offer to Exchange

Q4.                        How do RSUs and restricted stock differ from stock options?

A4.                        The table below outlines some key differences between stock options and RSUs and restricted stock:

	Stock Options	RSUs	Restricted Stock

What they are	The right to purchase a fixed number of ADSs of Gerdau S.A. at a fixed price for a fixed period of time.	The right to receive ADSs of Gerdau S.A. in the future at no cost to the eligible employee.	ADSs of Gerdau S.A. that cannot be sold or transferred until certain conditions have been met.
How they work

Once a stock option grant vests, you can exercise the vested portion at any time until the expiration date of that stock option.  Exercising a stock option means you buy the ADS at the exercise price set on the date of the grant.

Once an RSU vests, an ADS is issued to you and at no cost to you, other than withholding for applicable taxes associated with the RSU.  An RSU has value equal to the current Gerdau S.A. ADS price.  Once the ADS is

When restricted stock is awarded, ADSs of Gerdau S.A. are placed into your account. Upon the satisfaction of certain conditions, (generally continued employment with

If the price of Gerdau S.A.’s ADSs is greater than the exercise price when you exercise the option and sell the ADS, you receive the gain after applicable taxes are withheld.

However, when Gerdau S.A.’s ADS price is less than the exercise price, the stock option has no intrinsic value and is considered to be underwater.

issued to you following the vesting of the RSU, you can either keep it as an investment or sell it.

Gerdau or an affiliate) the shares will vest and the restriction on vested shares will be removed. Once the restricted stock vests, you can either keep the underlying ADS as an investment or sell it.

Gerdau can cause the vesting period to be accelerated in order to allow for the sale of shares to cover any required tax withholdings.

Example (assumes vested stock options and RSUs and no taxes)

If you are awarded a stock option with a per ADS exercise price of $5 and the ADS price subsequently increases to $10, the option will be worth $5 if exercised on that later date.

If you are awarded a stock option with a per ADS exercise price of $5 and the ADS price subsequently decreases to $3, the option will have no intrinsic value as of that later date.

If the ADS price on the grant date of your RSU is $5, and the ADS price subsequently increases to $10, each RSU will be worth $10 as of that later date.

If the ADS price on the grant date of your RSU is $5, and the ADS price subsequently decreases to $3, each RSU will be worth $3 as of that later date.

If the ADS price on the grant date of your restricted stock is $5, and the ADS price subsequently increases to $10, each restricted share will be worth $10 as of that later date.

If the ADS price on the grant date of your restricted stock is $5, and the ADS price subsequently decreases to $3, each restricted share will be worth $3 as of that later date.

In addition, recipients of restricted stock will have the same rights with respect to the ADSs underlying the restricted stock as ordinary holders of Gerdau S.A.’s ADSs, including dividend rights, regardless whether the restricted stock is vested or unvested.

Q5.                        How do RSUs and restricted stock differ from SARs?

A5.                        The table below outlines some key differences between SARs and RSUs and restricted stock:

	SARs	RSUs	Restricted Stock

What they are	The right to the increase in value of an ADS in excess of the SAR’s exercise price.	The right to receive ADSs of Gerdau S.A. in the future at no cost to the employee.	ADSs of Gerdau S.A. that cannot be sold or transferred until certain conditions have been met.

How they work

Once a SAR grant vests, you can exercise the vested portion at any time until the expiration date of that SAR.  Exercising a SAR means you receive the benefit of any appreciation of the market price of the ADS above the exercise price set on the date of the grant.

If the price of Gerdau S.A.’s ADSs is greater than the exercise price of the SAR when you exercise the SAR, you receive the gain after applicable taxes are withheld.

However, when Gerdau S.A.’s ADS price is less than the exercise price, the SAR has no intrinsic value and is considered to be underwater.

Once an RSU vests, an ADS of Gerdau S.A. is issued to you and at no cost to you, other than withholding for applicable taxes associated with the RSU.  A vested RSU has value equal to the then-current Gerdau S.A. ADS price.  Once the ADS is issued to you following the vesting of the RSU, you can either keep it as an investment or sell it.

When restricted stock is awarded, ADSs of Gerdau S.A. are placed into your account.  Upon the satisfaction of certain conditions, (generally continued employment with Gerdau or an affiliate) the shares will vest and the restriction on vested shares will be removed. Once the restricted stock vests, you can either keep the underlying ADS as an investment or sell it.

Gerdau can cause the vesting period to be accelerated in order to allow for the sale of shares to cover any required tax withholdings.

Example (assumes	If you are awarded a SAR with a per ADS exercise	If the ADS price on the grant date of your RSU is	If the ADS price on the grant date of your

vested SARs and RSUs and no taxes)	price of $5 and the Gerdau S.A. ADS price subsequently increases to $10, the SAR will be worth $5 if exercised on that later date.	$5, and the Gerdau S.A. ADS price subsequently increases to $10, each RSU will be worth $10 as of that later date.	restricted stock is $5, and the ADS price subsequently increases to $10, each restricted share will be worth $10 as of that later date.

	If you are awarded a SAR with a per ADS exercise price of $5 and the Gerdau S.A. ADS price subsequently decreases to $3, the SAR will have no intrinsic value as of that later date.	If the ADS price on the grant date of your RSU is $5, and the Gerdau S.A. ADS price subsequently decreases to $3, each RSU will be worth $3 as of that later date.	If the ADS price on the grant date of your restricted stock is $5, and the ADS price subsequently decreases to $3, each restricted share will be worth $3 as of that later date.

In addition, recipients of restricted stock will have the same rights with respect to the ADSs underlying the restricted stock as ordinary holders of Gerdau S.A.’s ADSs, including dividend rights, regardless whether the restricted stock is vested or unvested.

Eligibility

Q6.        How do I know whether I am eligible to participate in the stock option and SAR exchange program?

A6.                        You will be eligible to participate in the stock option and SAR exchange program if:

•                                         You are an active employee (as defined in the relevant plan) or retiree of Ameristeel or Macsteel in the United States of America or Canada on the commencement date,

•                                         You otherwise remain eligible under the respective plan to exercise the eligible stock options or SARs through the completion date of the offer, and

•                                         You have at least one eligible stock option or SAR.

See also: Section 1 of the Offer to Exchange

Q7.                        How do I know which stock options and SARs are eligible for the stock option and SAR exchange program?

A7.                        If you are eligible to participate in the stock option and SAR exchange program, the stock option and SAR exchange election site will indicate which of your stock options and SARs are eligible for exchange. In order for your stock option and SAR awards to be eligible, they must:

•                                         Have been granted under Gerdau Long Steel North America Equity Incentive Plan of Ameristeel (f/k/a Gerdau S.A. Long-Term Incentive Plan) or the Gerdau Special Steel North America Equity Incentive Plan of Macsteel, to which we refer collectively as the “Former Plans;” and

•                                         Remain outstanding and unexercised as of the completion date.

See also: Section 2 of the Offer to Exchange

Q8.                        Are there circumstances in which I would not be eligible to receive securities in the stock option and SAR exchange?

A8.                        Yes.  As a reminder, you cannot exchange stock options or SARs that expire before the completion date.

If you are eligible to participate in the stock option and SAR exchange program, the stock option and SAR exchange election site will indicate how many securities you are eligible to receive in the stock option and SAR exchange.

See also: Sections 1 and 2 of the Offer to Exchange.

Terms and Conditions of the Stock Option and SAR Exchange Program and New Securities

Q9.                        How many new RSUs, restricted stock or ADSs will I receive for the eligible stock options or SARs that I exchange?

A9.                        If you are eligible to participate in the stock option and SAR exchange program, the stock option and SAR exchange election site will indicate how many new RSUs, restricted stock or ADSs you are eligible to receive in exchange for your eligible stock options or SARs. The number of new RSUs, restricted stock or ADSs that you are eligible to receive in exchange for an eligible stock option or SAR, which we generally refer to as an “exchange ratio,” was calculated by Bloomberg, Inc. using a trinomial valuation model that uses the implied volatility, spot interest rate, and implied dividend yield for the expiration and strike level, if any, of the eligible stock options and SARs.

The following table shows, for all eligible stock options and SARs, expiration date, exercise price, intrinsic value, fair value, and the number of eligible stock options or SARs, as applicable, to be exchanged for each new RSU, restricted stock, or ADS, based on the closing price for the ADSs on the New York Stock Exchange on September 20, 2013 of $7.47 per ADS.

Expiration Date	Exercise Price	Intrinsic Value (1)	Fair Value (2)	Number of Stock Options or SARs per new RSU (active employees in the United States), restricted stock (active employees in Canada) or ADS (retirees)
2/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
12/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
12/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
4/1/2014	$11.89	$0.00	$0.04	209.758
4/1/2014	$13.64	$0.00	$0.01	829.206
4/1/2014	$19.84	$0.00	$0.00	*
3/22/2015	$7.51	$0.00	$1.37	5.468
4/1/2015	$7.51	$0.00	$1.38	5.413
5/1/2015	$7.51	$0.00	$1.42	5.259
5/31/2015	$13.64	$0.00	$0.22	34.075
5/31/2015	$19.84	$0.00	$0.03	256.67
5/31/2015	$4.35	$3.12	$3.40	2.197
6/1/2015	$7.51	$0.00	$1.46	5.121
6/1/2015	$9.87	$0.00	$0.72	10.386
6/1/2015	$13.64	$0.00	$0.22	33.964
6/1/2015	$19.84	$0.00	$0.03	255.031
6/1/2015	$4.35	$3.12	$3.40	2.197
6/1/2015	$9.87	$0.00	$0.72	10.386
7/1/2015	$4.35	$3.12	$3.42	2.185
7/1/2015	$9.87	$0.00	$0.76	9.884
9/1/2015	$19.84	$0.00	$0.05	150.805
1/15/2016	$9.87	$0.00	$0.99	7.58
3/20/2016	$11.89	$0.00	$0.67	11.171
3/20/2016	$11.89	$0.00	$0.67	11.171
4/1/2016	$19.84	$0.00	$0.12	63.812
4/1/2016	$4.35	$3.12	$3.59	2.082
4/1/2016	$9.87	$0.00	$1.07	6.974
7/1/2016	$13.64	$0.00	$0.54	13.915
7/1/2016	$19.84	$0.00	$0.15	48.514
7/1/2016	$4.35	$3.12	$3.65	2.048
7/1/2016	$9.87	$0.00	$1.17	6.374
7/1/2016	$13.00	$0.00	$0.61	12.205
10/1/2016	$13.64	$0.00	$0.62	12.114
10/1/2016	$19.84	$0.00	$0.20	38.178
10/1/2016	$4.35	$3.12	$3.71	2.015

10/1/2016	$9.87	$0.00	$1.27	5.872
10/1/2016	$13.00	$0.00	$0.70	10.73
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.663
1/1/2017	$19.84	$0.00	$0.24	30.742
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.663
1/1/2017	$19.84	$0.00	$0.24	30.742
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.664
1/1/2017	$19.84	$0.00	$0.24	30.744
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
2/1/2017	$17.03	$0.00	$0.41	18.12
2/1/2017	$13.00	$0.00	$0.81	9.168
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
5/31/2017	$19.84	$0.00	$0.33	22.653
5/31/2017	$4.35	$3.12	$3.87	1.93
5/31/2017	$9.87	$0.00	$1.54	4.854
5/31/2017	$13.00	$0.00	$0.93	8.028
5/31/2017	$10.67	$0.00	$1.35	5.528
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/22/2018	$13.00	$0.00	$1.23	6.09
3/22/2018	$10.67	$0.00	$1.67	4.479
4/1/2018	$4.35	$3.12	$4.08	1.833
4/1/2018	$9.87	$0.00	$1.87	3.997
4/1/2018	$13.00	$0.00	$1.24	6.039
4/1/2018	$10.67	$0.00	$1.68	4.45
4/10/2018	$4.35	$3.12	$4.08	1.83
4/10/2018	$9.87	$0.00	$1.88	3.976
4/10/2018	$13.00	$0.00	$1.25	5.995
4/10/2018	$10.67	$0.00	$1.69	4.424
5/1/2018	$9.87	$0.00	$1.90	3.929

5/1/2018	$13.00	$0.00	$1.27	5.892
5/1/2018	$10.67	$0.00	$1.71	4.366
5/30/2018	$22.41	$0.00	$0.44	17.041
6/1/2018	$9.87	$0.00	$1.93	3.864
6/1/2018	$13.00	$0.00	$1.30	5.752
6/1/2018	$10.67	$0.00	$1.74	4.285
3/5/2019	$4.96	$2.51	$3.98	1.875
3/6/2019	$4.35	$3.12	$4.30	1.737
3/6/2019	$4.35	$3.12	$4.30	1.737
3/6/2019	$4.35	$3.12	$4.30	1.737
1/1/2020	$17.03	$0.00	$1.34	5.575
3/12/2020	$9.87	$0.00	$2.60	2.87
3/12/2020	$9.87	$0.00	$2.60	2.87
3/16/2021	$13.00	$0.00	$2.33	3.199
3/16/2021	$13.00	$0.00	$2.33	3.199
3/16/2022	$10.67	$0.00	$3.12	2.396
3/16/2022	$10.67	$0.00	$3.12	2.396
3/20/2023	$7.51	$0.00	$4.15	1.8
3/20/2023	$7.51	$0.00	$4.15	1.8

*  Not a meaningful value.

(1) Represents the current exercise value in United States dollars of your SARs or stock options if they are vested.

(2) Represents the eligible stock option or SAR value as determined by Bloomberg Inc. in United States dollars based on the closing price of Gerdau S.A. ADSs on the NYSE on September 20, 2013, using a trinomial model with the corresponding implied volatility, spot interest rate, and implied dividend yield for its expiration and strike level, if any.

Example

Using the tables above, if an eligible stock option allows you to purchase 100 ADSs of Gerdau S.A. for a per ADS exercise price of $13 and the eligible stock option expires on 1/1/2017 pursuant to its existing terms, you will receive 10.494 new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees) as of the completion date. To calculate this amount, divide the 100 ADSs subject to the eligible stock option by 9.529 (the exchange ratio for an eligible stock option with an exercise price of $13 and an expiration date of 1/1/2017 and round to the nearest thousandth of an RSU, restricted stock or ADS.

The exchange ratios have been set based upon the exercise price and expiration date of the eligible stock options or SARs because these two variables have a significant influence on the fair value of the eligible stock options or SARs. In each case, the exchange ratios have been calculated in a manner intended to result in new RSUs, restricted stock or ADSs to be granted in the stock option and SAR exchange having approximately the fair value of the eligible stock options or SARs surrendered in the stock option and SAR exchange program.

You will not have to calculate the number of new RSUs you will receive for the eligible stock options or SARs you elect to exchange in the stock option and SAR exchange program. You will receive an individualized statement from Gerdau, and the stock option and SAR exchange election site lists the number of new RSUs you are eligible to receive for each of your eligible stock options or SARs grants.

See also: Section 2 of the Offer to Exchange.

Q10.                Will the terms and conditions of my new securities be the same as those of my exchanged stock options and SARs?

A10.                No. RSUs and restricted stock are different types of awards than stock options or SARs, and the terms and conditions of your new RSUs or restricted stock will be different from terms and conditions of the exchanged stock options and SARs. Also, the vesting schedule of new RSUs and restricted stock will be different from the vesting schedule of the exchanged stock options and SARs. In addition, the tax treatment and social insurance contribution obligations of the new RSUs and restricted stock may differ significantly from the tax treatment and social insurance contribution obligations of your exchanged stock options and SARs.

New RSUs and restricted stock will be granted under the Plan and will be subject to a RSU award agreement or restricted stock award agreement, as applicable. Links to the Plan and the form of RSU award agreement and restricted stock award agreement to be used in the stock option and SAR exchange program are available on the stock option and SAR exchange election site and as exhibits to a document Gerdau S.A. filed with the SEC called a “Schedule TO,” which is available on the SEC website at www.sec.gov.

Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs in exchange for tendered securities, receive ADSs.

See also:

•                                         Answers to Question 12, “When will my new awards vest?” and Question 25, “Will I have to pay taxes if I participate in the stock option and SAR exchange program?” of this Summary Term Sheet and Questions and Answers

•                                         Sections 2 and 14 of the Offer to Exchange

Q11.                When will I receive my new securities?

A11.                If you participate in the exchange, the grant date of the new RSUs or restricted stock will be the completion date. If the offer period is extended, the completion date and the grant of the new RSUs or restricted stock will be correspondingly delayed.  Please make your election with respect to the exchange in your online brokerage account.  If you are a retiree, the issue date of your ADSs will be December 9, 2013.  In order to elect the exchange of your eligible stock options and SARs for new securities, you will need to accept the terms of the RSU award agreement, restricted stock award agreement or ADS agreement, as applicable.  If your account has not been updated for the new securities by the completion date, please contact Aneta Booth at aneta.booth@gerdau.com. If you are to receive new RSUs, you will receive the ADSs of Gerdau S.A. subject to your new RSUs if and when your new RSUs vest.  If you are to receive restricted stock, you will obtain complete ownership over your ADSs if and when your restricted stock vests.

See also:

•                                         Answer to Question 12, “When will my new awards vest?” of this Summary Term Sheet and Questions and Answers

•                                         Sections 6 and 9 of the Offer to Exchange

Q12.                When will my new awards vest?

A12.                As an active employee, if you decide to exchange your eligible stock options or SARs, your new RSUs or restricted stock will be unvested on the completion date, even if the eligible stock options or SARs you exchanged were completely vested.

The new RSUs will vest in five equal installments on the following dates: December 9, 2013; March 20, 2015; March 20, 2016; March 20, 2017; and March 20, 2018.

Restricted stock awards are taxable at the time of grant, and we will withhold applicable federal and provincial taxes at that time. In order to satisfy this tax withholding obligation, we will use a modified version of the RSU vesting schedule in which we accelerate the vesting of that number of shares of restricted stock necessary to cover the taxes on the full amount of the award.  The vesting dates for the restricted stock, as set forth in the restricted stock award agreement, will match the vesting dates of the RSU awards but the number of shares of restricted stock that vest on each date will differ based on the tax rates applicable to the award recipient.  In general, only the restricted stock with the earliest vesting dates will be accelerated in order to satisfy the applicable tax withholding obligation.  The vesting dates of the remaining restricted stock will remain unaffected.  For example, if an award recipient were subject to a 43% tax rate, the recipient’s restricted stock awards would vest as follows: forty-three percent (43%) on December 9, 2013 (all of which would be used to satisfy taxes); zero percent (0%) on March 20, 2015 (the entire 20% that would otherwise vest having been accelerated to December 9, 2013); seventeen percent (17%) on March 20, 2016 (3% of the 20% that would otherwise vest having been accelerated to December 9, 2013); twenty percent (20%) on March 20, 2017; and twenty percent (20%) March 20, 2018.

New RSUs and restricted stock granted in the stock option and SAR exchange will only vest if the holder remains an employee of Gerdau S.A. or a subsidiary or other affiliate of

Gerdau S.A. New RSUs that are not vested at the time of an employee’s termination of continuous service, as determined in accordance with the Plan, will be forfeited.

Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered securities, receive ADSs with an aggregate fair value that is approximately equal to the aggregate fair value of the tendered securities, using the same pricing model as used for active employees.  The ADSs delivered to participating retirees are not subject to any vesting schedule.

Participating in the Stock Option and SAR Exchange Program

Q13.                How do I participate in the stock option and SAR exchange program?

A13.                If you choose to participate in the stock option and SAR exchange program, you must take action no later than 4:00 p.m. ET on the completion date.

•                 First, you need to learn about this offer—what it is, whether you are eligible and which stock options and SARs can be exchanged.

•                 Next, evaluate your eligible stock options or SARs and decide whether to exchange them. You will be able to see how many new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (eligible retirees in both the United States and Canada) you would receive for your eligible stock options or SARs on the stock option and SAR exchange election site. Keep in mind that, if you decide to exchange eligible stock options or SARs, you must exchange all of your eligible stock options or SARs.  You must make your election online at the stock option and SAR exchange election site during the offer period (that is, between the commencement date and the completion date). Just follow these simple steps:

1.            Log into your Fidelity account at website at www.netbenefits.fidelity.com.  If you are logging in for the first time, you will be required to create a username and password.  Please click Register Now on the login page and follow the prompts to complete the account activation.

2.            Select the link for your plan on the Stock Plan tab on the NetBenefits homepage.

3.            To view information related to the exchange offer, including the Offer to Exchange, click Plan Information & Documents.  This link will also provide you with downloadable forms to accept or decline the offer by email, facsimile, or direct mail.

4.            To accept the RSU grant (active employees in the United States), restricted stock grant (active employees in Canada) or ADSs (retirees) in exchange for your eligible options or SARs, click the Accept Grant link.

5.            Before you can accept your new securities, you must read and agree to the RSU award agreement, restricted stock award agreement or ADS agreement, as applicable, and other plan documents, and select your tax withholding method to cover your tax obligation.  If you would then like to accept the new securities in exchange for your eligible options or SARs, click Accept.

6.            You will arrive at a “Confirmation” page.  Please write down your confirmation number and print this confirmation page for your records.  Fidelity will also email you a confirmation statement.

If you elect to exchange any of the eligible stock options or SARs you hold, you must elect to exchange all eligible stock options or SARs you hold. No partial exchanges of eligible stock options or SARs will be permitted. If you are eligible to participate in the stock option and SAR exchange program, the stock option and SAR exchange election site will list all of your eligible stock options or SARs.

Your election to participate in the exchange must be submitted (1) through the stock option and SAR exchange election site or (2) via email, facsimile, or mail using the acceptance / re-election form.

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

If you make an initial election to participate in the exchange through the stock option and SAR exchange election site, any subsequent withdrawal or re-election must be sent to Aneta Booth via email, facsimile or mail using a properly completed and signed withdrawal form or acceptance / re-election form available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the Schedule TO we filed with the SEC.

You can change your election or withdrawal at any time during the offer period; however, the last election that you make, if any, before 4:00 p.m. ET on the completion date will be final.

See also:

•                                         Answer to Question 14, “Am I required to participate in the stock option and SAR exchange program?” of this Summary Term Sheet and Questions and Answers

•                                         Section 4 of the Offer to Exchange

Q14.                Am I required to participate in the stock option and SAR exchange program?

A14.                No. Participation in the stock option and SAR exchange program is voluntary. If you choose not to participate in the exchange, you do not need to take any action.  You will then continue to hold your eligible stock options or SARs on the same terms and conditions and pursuant to the equity incentive plan under which they were originally granted.

See also: Section 2 of the Offer to Exchange

Q15.                Can I choose which eligible stock options or SARs I want to exchange?

A15.                You may choose to exchange all of your eligible stock options or SARs or none of them, but you may not choose to exchange one or more particular grants or portions of grants. If you elect to participate in the stock option and SAR exchange program, you must exchange all of the eligible stock options or SARs you own. Gerdau is not accepting tenders of fewer than all of your eligible stock options or SARs or partial tenders of individual eligible stock options or SARs grants, except that you may elect to exchange the entire remaining portion of eligible stock options or SARs grants that you have exercised partially.

See also: Section 2 of the Offer to Exchange

Q16.                Are there any restrictions on the number of eligible stock options or SARs I must have in order to participate in the stock option and SAR exchange program?

A16.                No. There is no minimum number of eligible stock options or SARs that you must have in order to participate. However, please note that there may be brokerage and/or wire fees associated with selling the ADS of Gerdau S.A. acquired directly or upon vesting of new RSUs or restricted stock or otherwise, which could affect the benefit you can realize from such sale.

See also:

•                                         Answer to Question 17, “Do I have to pay for the new securities?” of this Summary Term Sheet and Questions and Answers

•                                         Section 9 of the Offer to Exchange

Q17.               Do I have to pay for the new securities?

A17.                You do not have to make any cash payment to Gerdau to receive your new RSUs, restricted stock or ADSs in exchange for your eligible stock options or SARs. You also do not have to pay Gerdau to receive the ADSs of Gerdau S.A. that become issuable to you if and when your new RSUs or restricted stock vest; however, any taxes due on the ADSs you receive will be withheld by Gerdau.  If you choose not to participate in the stock option and SAR exchange program and to retain your stock options or SARs, any taxes due on your exercise of stock options or SARs will be withheld by Gerdau.  Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered securities, receive ADSs. Retirees likewise would not have to make a cash payment to Gerdau to receive such ADSs.

Please also note that you will incur brokerage and/or wire fees in the event you decide to sell the ADSs of Gerdau S.A. you receive that are subject to vesting of new RSUs (active employees in the United States) or restricted stock (active employees in Canada), or in exchange for tendered securities (retirees).

See also:

•                                         Answer to Question 24, “Will I have to pay taxes if I participate in the stock option and SAR exchange program?” of this Summary Term Sheet and Questions and Answers

•                                         Section 9 and 14 of the Offer to Exchange

Q18.                How do I decide whether I should participate in the stock option and SAR exchange program?

A18.                First, review all of the materials provided to you in connection with this offer, including this Summary Term Sheet and Questions and Answers and the remainder of the Offer to Exchange.  These materials can all be found on the stock option and SAR exchange election site and in, or filed as exhibits to, a document filed by Gerdau with the SEC called a “Schedule TO,” which is available on the SEC website at http://www.sec.gov.

In addition to reviewing the materials, please note the following:

1.                                    The offer is not a one-for-one exchange.

2.                                    RSUs and restricted stock provide value upon vesting even if Gerdau S.A.’s ADS price does not increase after the grant date. However, because the exchange ratios for the stock option and SAR exchange are not one-for-one, it is possible that, at some point in the future, stock options and SARs you choose to exchange could be economically more valuable than the new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees) received by you pursuant to the stock option and SAR exchange.

3.                                    New RSUs and restricted stock granted in the stock option and SAR exchange will be subject to new vesting schedules, even if the eligible stock options or SARs you exchange were fully vested.  ADSs issued to retirees in the exchange will not be subject to vesting.

4.                                    Don’t forget to consider taxes and social insurance contributions. In general, your new RSUs will be taxed, and social insurance contributions made, when they vest.  Restricted stock granted to active employees in Canada and ADSs issued to retirees will be taxed at grant.  But taxation and social insurance contribution rules vary from country to country, so you will want to review all of the documents provided in connection with the Offer to Exchange carefully. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different tax consequences and social insurance contributions that may apply to you.

Please also note that no one from Gerdau is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the stock option and SAR exchange program. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) for further advice.

See also:

•                                         Sections 3 and 9 of the Offer to Exchange

•                                         Risks of Participating in the stock option and SAR exchange program in the Offer to Exchange

Q19.                Is Gerdau making any recommendation as to whether I should exchange my eligible stock options or SARs?

A19.                No. Gerdau is providing you with as much information as possible to assist you in making your own informed decision. However, Gerdau is not making any recommendation as to whether you should accept the offer described in this Offer to Exchange. No one from Gerdau is, or will be, authorized to provide you with advice or recommendations or to provide you additional information not included in the Offer to Exchange or the documents referenced in the Offer to Exchange. You must make your own personal decision as to whether or not to participate in the stock option and SAR exchange program. You are strongly encouraged to consult with your personal legal counsel, accountant, financial, and/or tax advisor for further advice.

See also:

•                                         Section 3 of the Offer to Exchange

•                                         Risks of Participating in the stock option and SAR exchange program in the Offer to Exchange

Exchanged Stock Options and SARs

Q20.                When will my exchanged (surrendered) stock options or SARs be cancelled?

A20.                Your exchanged stock options or SARs will be cancelled as of the completion date. If the offer is extended and the completion date delayed, the cancellation of your exchanged stock options or SARs will be correspondingly delayed.  Exchanged stock options or SARs that are cancelled will no longer be displayed through your online brokerage account following the completion date.

See also: Section 6 of the Offer to Exchange

Q21.                Will I be required to give up all of my rights under the exchanged stock options or SARs?

A21.                Yes. Once Gerdau has accepted your exchanged stock options or SARs, your exchanged stock options or SARs will be cancelled and you no longer will have any rights under those exchanged stock options or SARs. Gerdau will cancel all exchanged stock options or SARs as of the completion date. However, if the completion date is delayed, the date the exchanged stock options or SARs are cancelled will be correspondingly delayed.

See also: Section 6 of the Offer to Exchange

Q22.                After I have elected to exchange eligible stock options or SARs, is there anything I must do to receive new securities after the completion date?

A22.                No. Once your exchanged stock options or SARs have been cancelled, you do not need to take additional action in order to receive your new securities. If you are an active employee, your new RSUs or restricted stock will be granted to you as of the completion date. If you are a retiree, your ADSs will be issued to you as of December 9, 2013. If the Offer to Exchange is extended and the completion date delayed, the date as of which new RSUs or restricted stock are granted will be correspondingly delayed. In order to receive the ADSs covered by the new RSU grant or have the restrictions on your restricted stock removed, you must continue to be an active employee of Gerdau S.A. or a subsidiary or other affiliate of Gerdau S.A., and eligible for vesting under Gerdau’s policies, as amended from time to time, through the applicable vesting date.

Please note that it may take a few weeks from the completion date for you to receive an email related to your new securities and for the grant of the new securities to be reflected in your online brokerage account. Please review and accept your grant documents in your online brokerage account.

See also:

•                                         Answer to Question 12, “When will my new awards vest?” of this Summary Term Sheet and Questions and Answers

•                                         Section 9 of the Offer to Exchange

New RSUs or restricted stock

Q23.                Do I need to exercise my new RSUs or restricted stock in order to receive shares?

A23.                Unlike stock options and SARs, which you must exercise in order to receive (i) the ADSs underlying the stock option or (ii) the appreciated value of the SAR, you do not need to exercise RSUs or restricted stock in order to receive ADSs. If and when your new RSUs vest, in accordance with the vesting schedule set forth in the applicable RSU award agreement, you will automatically receive the ADSs subject to the new RSUs promptly thereafter (less ADSs withheld for taxes).  If you are to receive restricted stock, you will receive all of the ADSs (subject to certain restrictions) at the time of grant, and the restrictions will be removed if and when the restricted stock vests, in accordance with the vesting schedule set forth in the applicable restricted stock award agreement.  Note that you will be required to provide your consent for Gerdau’s brokerage firm to sell ADSs to cover your tax obligation.  Instructions to provide your consent will be provided at the time you accept the terms of the RSU award agreement or restricted stock award agreement.  Generally, new RSUs or restricted stock that do not vest will be forfeited to Gerdau, as determined in accordance with the Plan.

See also: Section 9 of the Offer to Exchange

Other Equity Awards

Q24.                Can I exchange ADSs of Gerdau S.A. that I acquired pursuant to any other Gerdau incentive or purchase plan or otherwise?

A24.                No. The Offer to Exchange relates only to the eligible stock options and SARs. You may not exchange any ADSs of Gerdau S.A. or any equity awards other than eligible stock options or SARs in the exchange.

See also: Section 2 of the Offer to Exchange

Tax Consequences

Q25.                Will I have to pay taxes if I participate in the stock option and SAR exchange program?

A25.                For active employees in the United States, if you participate in the stock option and SAR exchange program, you generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange, or when the new RSUs are granted. You generally will recognize income for U.S. federal income tax purposes when the new RSUs vest and the shares underlying the new RSUs are issued to you.

For retirees, if you participate in the stock option and SAR exchange program, you will recognize income for U.S. federal income tax purposes based on the value of the ADSs you receive in the exchange.

For active employees and retirees in Canada, you generally will be required to recognize income for Canadian federal income tax purposes at the time of the exchange when you receive your restricted stock or ADSs, respectively.

Note that the tax treatment of the new RSUs, restricted stock or ADSs differs significantly from the tax treatment of stock options and SARs.

You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the personal tax consequences to you of participating in the stock option and SAR exchange program. If you are a resident of or subject to the tax laws in more than one country, you should be aware that there may be additional or different income tax, social insurance contributions and other tax consequences that may apply to you.

If your eligible stock options and SARs were granted while you were employed in one jurisdiction and you now work for Gerdau in another jurisdiction, you may be subject to income taxes, social insurance contributions and other taxes at the time of the exchange in the jurisdiction in which the eligible stock option or SAR was originally granted. You should consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to determine the tax effect of your individual circumstances.

See also:  Section 14 of the Offer to Exchange

Eligible Stock Options and SARs Not Exchanged

Q26.               What happens to my eligible stock options or SARs grants if I choose not to participate or my eligible stock options or SARs are not accepted for exchange?

A26.                If you choose not to participate or your eligible stock options or SARs are not accepted for exchange, your eligible stock options or SARs grants will remain outstanding until they are exercised or expire by their terms, retain their current exercise price, retain their current vesting schedule and retain all of the other terms and conditions as set forth in the relevant equity incentive plan and agreement related to such eligible stock options or SARs grants.

See also: Section 6 of the Offer to Exchange

Changing or Withdrawing Previous Elections

Q27.                Can I change my mind about exchanging my eligible stock options or SARs and withdraw from the Offer to Exchange?

A27.                Yes. You may change your mind after you have made your election and change your election at any time before 4:00 p.m. ET on the completion date by submitting to Aneta Booth via email, facsimile, or mail a properly completed and signed withdrawal form available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the Schedule TO we filed with the SEC.  Upon receipt of the properly completed and signed withdrawal form, your prior election will be null and void.

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

Please note that the last valid election that you make before 4:00 p.m. ET on the completion date will be final.

See also:

•                                         Question 15, “Can I choose which eligible stock options or SARs I want to exchange?”  of this Summary Term Sheet and Questions and Answers

•                                         Section 4 of the Offer to Exchange

Q28.                What if I withdraw my election and then decide again that I want to participate in the stock option and SAR exchange program?

A28.                If you have withdrawn your election to participate and then decide again that you would like to participate in the stock option and SAR exchange program, you may re-elect to participate by submitting to Aneta Booth prior to 4:00 p.m. ET on the completion date a properly completed and signed acceptance / re-election form via email, facsimile or mail.  The acceptance / re-election form is available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the Schedule TO we filed with the SEC.  You must submit the form by email, facsimile, or mail.

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

Please note that the last valid election or withdrawal that you make before 4:00 p.m. ET on the completion date will be final.

See also:

•                                         Question 15 of this Summary Term Sheet and Questions and Answers

•                                         Sections 4 and 5 of the Offer to Exchange

Changes to the Offer to Exchange and Conditions to the Stock Option and SAR Exchange

Q29.                If Gerdau extends or changes the Offer to Exchange, how will I be notified?

A29.                If Gerdau extends or otherwise changes the offer described in this Offer to Exchange, Gerdau will issue a press release, email and/or other form of communication disclosing the extension no later than 9:00 a.m. ET, on the next U.S. business day following the previously scheduled completion date.

See also: Sections 2 and 14 of the Offer to Exchange

Q30.                Are there any conditions to the Offer to Exchange?

A30.                Yes. The completion of the offer described in this Offer to Exchange is subject to a number of customary conditions that are described in Section 7 of the Offer to Exchange. If any of these conditions are not satisfied, Gerdau will not be obligated to accept and exchange properly tendered eligible stock options or SARs, though Gerdau may elect to do so at its sole discretion without notifying the eligible employees.

The offer is not conditioned upon a minimum number of eligible stock options or SARs being surrendered for exchange or a minimum number of eligible employees participating.

See also: Sections 2 and 7 of the Offer to Exchange

Q31.                What if Gerdau is acquired by another company?

A31.                Although Gerdau currently does not anticipate a merger or acquisition, if Gerdau merges or consolidates with or is acquired by another entity prior to the completion date, you may choose to withdraw any eligible stock options or SARs which you tendered for exchange and your eligible stock options or SARs will be treated in accordance with the applicable equity incentive plan and stock option or SAR agreement, as applicable. Further, if Gerdau is acquired before the completion date, Gerdau reserves the right to withdraw the offer, in which case your eligible stock options or SARs and your rights under them will remain intact and exercisable for the time period set forth in your applicable award agreement and the plan under which they were granted and you will receive no new securities in exchange for them pursuant to the Offer to Exchange. If Gerdau is acquired before the completion date but does not withdraw the offer, Gerdau (or the successor entity) will notify you of any material changes to the terms of the Offer to Exchange or the new securities, including any adjustments to the number of ADSs that will be subject to the new RSUs.

Under such circumstances, the type of stock option or SAR and the number of shares covered by your new RSUs would be adjusted based on the consideration per ADS given to holders of Gerdau S.A.’s ADSs in connection with the acquisition. As a result of this adjustment, you may receive new RSUs, restricted stock or ADSs covering more or fewer shares of the acquirer’s common stock than the number of ADSs subject to the eligible stock options or SARs that you tendered for exchange or than the number you would have received pursuant to the new RSUs or restricted stock if no acquisition had occurred.  Corresponding changes would be made to the ADSs that retirees would receive in this offer.

Availability of Additional Information

Q32.                Whom can I contact if I have questions about the Offer to Exchange, or if I need additional copies of employee communications issued to date?

A32.                You may download copies of all of the documents referred to in the Offer to Exchange and this Summary Term Sheet and Questions and Answers from the stock option and SAR exchange election site.  Gerdau S.A. has also publicly filed the documents with the SEC as exhibits to a document called a “Schedule TO,” which is available at http://www.sec.gov.

You should direct questions about the Offer to Exchange to:

aneta.booth@gerdau.com, or

Fidelity Stock Plan Services

800-544-9354 (Participants in the United States)

800-544-0275 (Participants in Canada)

See also: Section 17 of the Offer to Exchange

FORWARD-LOOKING STATEMENTS

The Offer to Exchange and the documents incorporated by reference into the Offer to Exchange contain forward-looking statements. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements, including without limitation the risks listed below under “Risks of Participating In this Offer to Exchange” as well as other risks and uncertainties set forth in Gerdau S.A.’s filings with the SEC. We are under no obligation, and expressly disclaim any intention or obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange, which speak only as of the date hereof.

RISKS OF PARTICIPATING IN THIS OFFER TO EXCHANGE

Participation in this Offer to Exchange involves a number of potential risks.  Before making a decision on whether or not to exchange your eligible stock options or SARs, you should carefully review the risks described below and the risks outlined in Gerdau S.A.’s annual report on Form 20-F and its other SEC filings, which highlight risks of participating in this exchange and investing in the new securities.  Eligible employees are strongly encouraged to speak with legal, financial or tax advisors as necessary before deciding whether to surrender or not to exchange eligible stock options or SARs for new securities.

Nothing in this Offer to Exchange should be construed to confer upon you the right to remain an employee of Gerdau S.A. or any of its subsidiaries or other affiliates.  The terms of your employment with Gerdau, its subsidiaries or other affiliates, remain unchanged.  Gerdau S.A., its subsidiaries or other affiliates do not make any guarantee or assurance that employment for any employee will not be subject to termination, or that any employee who accepts the terms of the Offer to Exchange will remain employed until the grant date, the vesting date, or any date thereafter.

Risks that Are Specific to This Offer

If the price of Gerdau S.A.’s ADSs increases after the date on which your exchanged stock options or SARs are cancelled, your exchanged stock options or SARs might be worth more than the new securities that you receive in exchange for them.

Because any stock options or SARs tendered for exchange will not be exchanged on a one-for-one-basis, it is possible that, at some point in the future, your exchanged stock options or SARs could be economically more valuable than the new securities granted to you pursuant to this offer. For example, if you exchange an eligible stock option to purchase 1,000 ADSs with an exercise price of $13 per ADS and a stock option expiration date of 1/1/2017, you would receive 104.940 new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees). Assume, for illustrative purposes only, that the price of our ADSs increases to $15 per ADS following the completion of the stock option and SAR exchange. Under this example, if you are a U.S. employee and had kept your exchanged stock options and exercised and sold the underlying ADSs at $15 per ADS, you would have realized a pre-tax gain of $2,000, but if you exchanged your eligible stock option grant for new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees), and immediately sold the ADSs (with respect to active employees, subject to the new RSU grant upon vesting) when the price of our ADSs is $15 per ADS, you would realize a pre-tax gain of only $1,574.10.  In addition, you may pay more taxes on your new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees) than you would have paid on your eligible stock options or SARs that you surrendered.  We urge you to consult with your financial or tax advisor regarding any potential tax consequences.

If you are an active employee, your new RSUs or restricted stock will not be vested on the grant date, and if your continuous service with Gerdau S.A. or any of its subsidiaries or other affiliates terminates prior to the vesting of such new RSUs or restricted stock, you will not receive full value (or potentially, any value) for your new RSUs or restricted stock.

The new RSUs and restricted stock will be subject to a new vesting schedule as described in this Offer to Exchange.  If you exchange eligible stock options or SARs for RSUs or restricted stock and you subsequently cease to be an employee of Gerdau S.A. or any of its subsidiaries or other affiliate for any reason other than retirement (as defined in the Plan), death or disability, before the new RSUs or restricted stock vest, you will forfeit any unvested RSUs or restricted stock.  If you, for example, subsequently withdraw from Gerdau S.A. or any of its subsidiaries or other affiliates at a time when your stock options or SARs, had you kept them, would have vested, in whole or in part, and have value due to ADS price appreciation, while the RSUs or restricted stock you received in the exchange have not yet vested, then, in retrospect, it would have been more advantageous for you not to have accepted the offer described in this Offer to Exchange.

In the event of retirement, death or disability any exchanged RSUs or restricted stock will immediately vest and shares will be distributed.  Generally, upon retirement, SARs and stock options either fully vest or vest pro-rata, and a period of time is provided to exercise such awards.  In the event that following retirement, the ADS price appreciates, it could have been advantageous for you to not to have accepted the Offer to Exchange.  See “Source and Amount of Consideration; Terms of New RSUs.”

If we are acquired by or merge with another company, your surrendered stock options or SARs might be worth more than the new securities that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on Gerdau S.A.’s ADS price, including significantly increasing the price of Gerdau S.A.’s ADSs. Depending on the structure and terms of this type of transaction, eligible employees who elect to participate in the Offer to Exchange might receive less of a benefit from the appreciation in the price of Gerdau S.A.’s ADSs resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible employees who did not participate in this offer and retained their original eligible stock option or SAR grants.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If you are an active employee, and your provision of continuous service to us terminates for any reason before your new RSUs or restricted stock vest, you will not receive any value from your new RSUs or restricted stock.

Tax effects of new RSUs for United States taxpayers.

If you are a U.S. taxpayer that is an active employee and participate in this offer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange and, with respect to new RSUs, on the grant date. However, you generally will have taxable ordinary income when the new RSUs vest and the ADSs underlying your new RSUs are issued to you, at which time Gerdau generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your RSU award agreement and the Plan. You also may have taxable capital gains when you sell the shares underlying the new RSUs. Note that the tax treatment of new RSUs differs significantly from the tax treatment of your exchanged stock options or SARs, and as a result of your participation in this offer, your tax liability could be higher than if you had kept your exchanged stock options and SARs.

If you are a U.S. taxpayer that is a retiree and participate in this offer, you will have taxable ordinary income for U.S. federal income tax purposes at the time the ADSs are issued to you in the exchange, at which time Gerdau also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your ADS agreement and the Plan.

In the case that you are required to sell shares to cover your taxes, you will be required to follow the instructions to provide your authorization with any third-party or broker designated by Gerdau.  In addition, you may be required to pay brokerage or transaction fees at vesting, or upon the sale of shares, to any brokers facilitating the trade or distribution according to the broker’s fee schedule(s).

You may also have taxable capital gains (or capital loss) at any time that your shares are sold (either to cover your taxes or the sale of the net resulting shares after taxes and commissions).

Please see Section 14 of this Offer to Exchange entitled “Material Income Tax Consequences” for a discussion of the general tax consequences associated with exchanged stock options and SARs.

Retirees issued ADSs.

If you are a retiree that is U.S. taxpayer, you will recognize ordinary compensation income on the exchange when we deliver the ADSs to you, at which time we will have an obligation to withhold applicable federal and state income taxes as well as payroll taxes. The amount of ordinary compensation income you recognize will equal the fair market value of the ADSs. We will satisfy all tax withholding obligations in the manner specified in your ADS agreement and the Plan. Any gain or loss you recognize upon the sale or exchange of ADSs that you acquire in the exchange generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the ADSs. ADSs held more than 12 months are subject to long-term capital gain or loss treatment, while shares held 12 months or less are subject to short-term capital gain or loss treatment. In addition, depending on your particular circumstance, any capital gain may also be subject to the new 3.8% net investment income tax.

Tax effects of new restricted stock or ADSs for Canadian taxpayers.

If you are a Canadian taxpayer and participate in the Offer to Exchange, you generally will be required under current Canadian law to recognize income for Canadian income tax purposes at the time of the exchange. Gerdau generally will also have a tax withholding obligation arising with respect to the income you recognize on the exchange. You generally will also have taxable ordinary income when you are granted the new restricted stock or issued the ADSs, at which time Gerdau generally also will have a tax withholding obligation. We will satisfy all tax withholding obligations in the manner specified in your restricted stock award agreement or ADS agreement. You also may have taxable capital gains when you sell the ADSs received pursuant to the restricted stock award agreement or ADS agreement. Note that the tax treatment of new restricted stock or ADSs differs significantly from the tax treatment of your exchanged stock options or SARs, and as a result of your participation in this offer, your tax liability could be higher than if you had kept your exchanged stock options and SARs.

In the case that you are required to sell ADSs to cover your taxes, you will be required to follow the instructions to provide your authorization with any third-party or broker designated by Gerdau.  In addition, you may be required to pay brokerage or transaction fees at vesting, or upon the sale of ADSs, to any brokers facilitating the trade or distribution according to the broker’s fee schedule(s).

You may also have taxable capital gains (or capital loss) at any time that your ADSs are sold (either to cover your taxes or the sale of the net resulting shares after taxes and commissions).

Please see Section 14 of this Offer to Exchange entitled “Material Income Tax Consequences” for a discussion of the general tax consequences associated with exchanged stock options and SARs.

Tax-related risks for tax residents of multiple countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in more than one country that may apply to you. You should consult your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss these tax consequences.

Tax-related risks for employees who have transferred employment between two or more countries.

If you have been employed by us in more than one tax jurisdiction, you should be aware that there may be tax and social insurance contribution consequences in each jurisdiction that may apply to you. You should consult your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the tax consequences of your eligible stock options if you have transferred employment in more than one tax jurisdiction.

Risks that Are Related to Our Business and ADSs

You should carefully review the risk factors contained in our periodic and other reports filed with the SEC, including those in Gerdau S.A.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012, as well as the information provided in this Offer to Exchange (including the Schedules to this Offer to Exchange and the Schedule TO) and the other materials that we have filed with the SEC, before making a decision on whether to surrender your eligible stock options or SARs for exchange. You may access these filings electronically at the SEC’s website at http://www.sec.gov or on the stock option and SAR exchange election site which is accessible through your Fidelity account at www.netbenefits.com. See Section 17 entitled “Additional Information” for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE OFFER TO EXCHANGE

Commencement Date:  October 21, 2013

The following describes the Offer to Exchange. You should read carefully this entire Offer to Exchange, the Summary Term Sheet and Questions and Answers and other exhibits attached to this Offer to Exchange and the Schedule TO, together with their associated instructions, and the other related documents referenced in this Offer to Exchange. This Offer to Exchange is made subject to the terms and conditions of these documents, which may be amended from time to time hereafter. The information in this Offer to Exchange is not complete and may not contain all of the information that is important to you. Additional important and material information is contained in the related documents referenced in this Offer to Exchange. Please review this Offer to Exchange to ensure that you are making an informed decision regarding your participation in the stock option and SAR exchange. Certain terms used in this Offer to Exchange are defined in the answer to Question 2 of the Summary Term Sheet and Questions and Answers, “What are some key terms used in the stock option and SAR exchange program?”

Section 1.                               Eligibility

In order to participate in the stock option and SAR exchange, you must be an eligible employee holding outstanding eligible stock options or SARs as of the commencement date and the completion date.

You are an “eligible employee” if you are an active employee or retiree (according to the respective plan documents for your awards) of Ameristeel or Macsteel in the United States or Canada on the commencement date and you remain eligible through the completion date under the terms of the respective award agreement and plan under which your eligible securities were granted. If you are an active employee at the time of commencement of this offer, you will not be an “eligible employee” for purposes of this offer if you cease to be an active employee of Ameristeel or Macsteel (as applicable) for any reason prior to the completion of the offer, including a termination of your employment or service by reason of retirement, disability, death or for cause. You will not be considered to be an “active employee” if you are (i) on a leave that will result in a termination of employment with such employer, (ii) have provided a notice of resignation to such employer, or (iii) have received a notice of termination of employment from such employer.

If you are an active employee at the time of commencement of this offer, to receive a grant of new RSUs or restricted stock, you must remain in continuous service to Ameristeel or Macsteel through the completion date.  Eligible retirees may receive ADSs in exchange for their eligible stock options or SARs.  If you do not provide continuous service through the completion date, and if you are not an eligible retiree on the completion date, you will keep your current eligible stock options or SARs and they will vest and expire in accordance with their existing terms. If the offer period is extended and the completion date delayed, then the grant of new RSUs, restricted stock or ADSs will be correspondingly delayed.  Except as provided by applicable law and/or any employment agreement between you and Ameristeel or Macsteel (as applicable), your employment with Ameristeel or Macsteel remains “at-will” and can be terminated by you or your employer at any time, with or without cause or notice. Participation in Gerdau’s equity plans and the exchange is entirely voluntary, and the benefits afforded under the plans or this Offer to Exchange do not form an employment contract with Gerdau S.A. or its subsidiaries or other affiliates. The grant of new RSUs, restricted stock or ADSs in connection with the Offer to Exchange is a one-time benefit and will not provide you with the right to receive any future equity award grants or cash payments under Gerdau’s equity plans or otherwise. In order to vest in your new RSUs or restricted stock, as applicable, and receive the ADSs subject to the new RSUs or restricted stock, you generally must provide continuous service to Gerdau S.A. or its subsidiaries or other affiliates through each relevant vesting date. If you cease providing continuous service to such employer before your new RSUs or restricted stock vest, your new RSUs or restricted stock will expire unvested and you will not be issued any ADSs pursuant to any unvested portion of your new RSUs or restricted stock.

Retirees who meet the eligibility conditions and decide to participate in the stock option and SAR exchange would, rather than receiving RSUs or restricted stock in exchange for tendered securities, receive ADSs with an aggregate fair value that is approximately equal to the aggregate fair value of the tendered securities, using the same pricing model as used for active employees.

Only eligible stock options or SARs will be accepted for exchange in the stock option and SAR exchange.  An “eligible stock option or SAR” must meet all of the following criteria in order to be exchanged for new securities:

•                                         the stock option or SAR is held by an eligible employee;

•                                         the stock option or SAR was granted under Gerdau Long Steel North America Equity Incentive Plan of Ameristeel (f/k/a Gerdau S.A. Long-Term Incentive Plan) or the Gerdau Special Steel North America Equity Incentive Plan of Macsteel, to which we refer collectively as the “Former Plans;”

•                                         the stock option or SAR is outstanding and unexercised as of the completion date;

•                                         the stock option or SAR is properly elected to be exchanged; and

•                                         the stock option or SAR is not validly withdrawn before 4:00 p.m. ET on the completion date.

Section 2.          Types of Awards Granted in the Stock Option and SAR Exchange; Number of New Securities; Completion Date

Ameristeel and Macsteel will be granting or issuing new securities to their respective eligible employees in exchange for the cancellation of eligible stock options or SARs. If you elect to participate in the stock option and SAR exchange, you will receive new securities in exchange for the cancellation of your eligible stock options or SARs.

The table below sets forth the exchange ratios to be used based on the expiration date, exercise price, intrinsic value and fair value of your eligible stock options or SARs. Please note that the exchange ratios apply to each of your eligible stock options or SARs separately, on a grant-by-grant basis. This means that the various eligible stock options or SARs you have been granted may be subject to different exchange ratios.

Expiration Date	Exercise Price	Intrinsic Value (1)	Fair Value (2)	Number of Stock Options or SARs per new RSU (active employees in the United States), restricted stock (active employees in Canada) or ADS (retirees)
2/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
12/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
12/31/2013	$13.64	$0.00	$0.00	*
12/31/2013	$19.84	$0.00	$0.00	*
4/1/2014	$11.89	$0.00	$0.04	209.758
4/1/2014	$13.64	$0.00	$0.01	829.206
4/1/2014	$19.84	$0.00	$0.00	*
3/22/2015	$7.51	$0.00	$1.37	5.468
4/1/2015	$7.51	$0.00	$1.38	5.413
5/1/2015	$7.51	$0.00	$1.42	5.259
5/31/2015	$13.64	$0.00	$0.22	34.075
5/31/2015	$19.84	$0.00	$0.03	256.67
5/31/2015	$4.35	$3.12	$3.40	2.197
6/1/2015	$7.51	$0.00	$1.46	5.121
6/1/2015	$9.87	$0.00	$0.72	10.386
6/1/2015	$13.64	$0.00	$0.22	33.964
6/1/2015	$19.84	$0.00	$0.03	255.031
6/1/2015	$4.35	$3.12	$3.40	2.197
6/1/2015	$9.87	$0.00	$0.72	10.386
7/1/2015	$4.35	$3.12	$3.42	2.185
7/1/2015	$9.87	$0.00	$0.76	9.884
9/1/2015	$19.84	$0.00	$0.05	150.805
1/15/2016	$9.87	$0.00	$0.99	7.58
3/20/2016	$11.89	$0.00	$0.67	11.171
3/20/2016	$11.89	$0.00	$0.67	11.171
4/1/2016	$19.84	$0.00	$0.12	63.812
4/1/2016	$4.35	$3.12	$3.59	2.082
4/1/2016	$9.87	$0.00	$1.07	6.974
7/1/2016	$13.64	$0.00	$0.54	13.915
7/1/2016	$19.84	$0.00	$0.15	48.514
7/1/2016	$4.35	$3.12	$3.65	2.048
7/1/2016	$9.87	$0.00	$1.17	6.374
7/1/2016	$13.00	$0.00	$0.61	12.205

10/1/2016	$13.64	$0.00	$0.62	12.114
10/1/2016	$19.84	$0.00	$0.20	38.178
10/1/2016	$4.35	$3.12	$3.71	2.015
10/1/2016	$9.87	$0.00	$1.27	5.872
10/1/2016	$13.00	$0.00	$0.70	10.73
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.663
1/1/2017	$19.84	$0.00	$0.24	30.742
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.663
1/1/2017	$19.84	$0.00	$0.24	30.742
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
1/1/2017	$13.64	$0.00	$0.70	10.664
1/1/2017	$19.84	$0.00	$0.24	30.744
1/1/2017	$4.35	$3.12	$3.77	1.982
1/1/2017	$9.87	$0.00	$1.37	5.437
1/1/2017	$13.00	$0.00	$0.78	9.529
2/1/2017	$17.03	$0.00	$0.41	18.12
2/1/2017	$13.00	$0.00	$0.81	9.168
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
3/1/2017	$13.64	$0.00	$0.76	9.884
5/31/2017	$19.84	$0.00	$0.33	22.653
5/31/2017	$4.35	$3.12	$3.87	1.93
5/31/2017	$9.87	$0.00	$1.54	4.854
5/31/2017	$13.00	$0.00	$0.93	8.028
5/31/2017	$10.67	$0.00	$1.35	5.528
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/1/2018	$19.84	$0.00	$0.51	14.52
3/22/2018	$13.00	$0.00	$1.23	6.09
3/22/2018	$10.67	$0.00	$1.67	4.479
4/1/2018	$4.35	$3.12	$4.08	1.833
4/1/2018	$9.87	$0.00	$1.87	3.997
4/1/2018	$13.00	$0.00	$1.24	6.039
4/1/2018	$10.67	$0.00	$1.68	4.45
4/10/2018	$4.35	$3.12	$4.08	1.83
4/10/2018	$9.87	$0.00	$1.88	3.976

4/10/2018	$13.00	$0.00	$1.25	5.995
4/10/2018	$10.67	$0.00	$1.69	4.424
5/1/2018	$9.87	$0.00	$1.90	3.929
5/1/2018	$13.00	$0.00	$1.27	5.892
5/1/2018	$10.67	$0.00	$1.71	4.366
5/30/2018	$22.41	$0.00	$0.44	17.041
6/1/2018	$9.87	$0.00	$1.93	3.864
6/1/2018	$13.00	$0.00	$1.30	5.752
6/1/2018	$10.67	$0.00	$1.74	4.285
3/5/2019	$4.96	$2.51	$3.98	1.875
3/6/2019	$4.35	$3.12	$4.30	1.737
3/6/2019	$4.35	$3.12	$4.30	1.737
3/6/2019	$4.35	$3.12	$4.30	1.737
1/1/2020	$17.03	$0.00	$1.34	5.575
3/12/2020	$9.87	$0.00	$2.60	2.87
3/12/2020	$9.87	$0.00	$2.60	2.87
3/16/2021	$13.00	$0.00	$2.33	3.199
3/16/2021	$13.00	$0.00	$2.33	3.199
3/16/2022	$10.67	$0.00	$3.12	2.396
3/16/2022	$10.67	$0.00	$3.12	2.396
3/20/2023	$7.51	$0.00	$4.15	1.8
3/20/2023	$7.51	$0.00	$4.15	1.8

* Not a meaningful value.

(1) Represents the current exercise value in United States dollars of your SARs or stock options if they are vested.

(2) Represents the eligible stock option or SAR value as determined by Bloomberg Inc. in United States dollars based on the closing price of Gerdau S.A. ADSs on the NYSE on September 20, 2013, using a trinomial model with the corresponding implied volatility, spot interest rate, and implied dividend yield for its expiration and strike level, if any.

For purposes of applying the exchange ratios, fractional RSUs, restricted stock, or ADSs will be rounded to the nearest thousandth.

Example

Using the tables above, if an eligible stock option allows you to purchase 100 ADSs of Gerdau S.A. for a per ADS exercise price of $13 and the eligible stock option expires on 1/1/2017 pursuant to its existing terms, you will receive 10.494 new RSUs (active employees in the United States), restricted stock (active employees in Canada) or ADSs (retirees) as of the completion date. To calculate this amount, divide the 100 ADSs subject to the eligible stock option by 9.529 (the exchange ratio for an eligible stock option with an exercise price of $13 and an expiration date of 1/1/2017 and round to the nearest thousandth of an RSU, restricted stock or ADS.

You may choose to exchange all of your eligible stock options or SARs or none, but you may not choose to exchange one or more particular grants or portions of grants. If you elect to participate in the stock option and SAR exchange program, you must exchange all of the eligible stock options or SARs you own. Gerdau is not accepting tenders of fewer than all of your eligible stock options or SARs or partial tenders of individual eligible stock options or SARs grants, except that you may elect to exchange the entire remaining portion of eligible stock options or SARs grants that you have exercised partially.

For example (and except as otherwise described below), if you hold (1) an eligible stock option grant to purchase 1,000 ADSs, 700 of which you have already exercised, (2) an eligible stock option grant to purchase 1,000 ADSs, and (3) an eligible SAR grant with 3,000 underlying ADSs, you may choose to exchange all three eligible stock options or SARs grants.  Here, if you were to elect to exchange your eligible stock options and SARs, you would exchange stock options and SARs with an aggregate of 4,300 underlying ADSs.

All eligible stock options or SARs that are properly surrendered in the stock option and SAR exchange and accepted by us for exchange pursuant to this Offer to Exchange will be cancelled as of the completion date, and eligible stock options or SARs elected for exchange will no longer be exercisable after that time. The new RSUs or restricted stock will be granted to active employees in exchange for the exchanged stock options or SARs as of the completion date. The ADSs will be issued to retirees in exchange for the exchanged stock options or SARs as of December 9, 2013.

The completion date is expected to be 4:00 p.m. ET on November 19, 2013, unless we extend the offer at our sole discretion. If we extend the offer, the completion date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

Section 3.                               Purposes of the Offer and Reasons for Structure of the Offer

The purpose of this offer is to restore the retention and incentive benefits of our equity awards. We believe this offer will foster retention of our valuable employees and better align the interests of our employees and stockholders to maximize stockholder value. We granted the currently outstanding stock options and SARs to attract and retain the best available personnel and to provide additional incentive to our employees. We and other companies have been impacted by the global economic downturn, as well as other macroeconomic factors. As a result of these factors, some of our outstanding stock options and SARs, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price for Gerdau S.A.’s ADSs. These options and SARs are commonly referred to as being “underwater.” The new RSUs and restricted stock may have greater employee retention value than the exchanged stock options and SARs and therefore benefit us in our efforts to retain valuable employees.

In determining how to increase the retentive and motivational value of equity awards for employees, different alternatives were considered. The structure of the offer was chosen as it provides the further benefit of reducing the overhang represented by the outstanding stock options and SARs. Although these stock options and SARs are not likely to be exercised as long as our ADS price is lower than the applicable exercise price, they will remain on our books with the potential to dilute stockholders’ interests for up to the full term of the stock options and SARs unless they are surrendered or cancelled. We also believe that the structure of the offer is in accordance with our current compensation philosophy to align equity incentives with current compensation.

Since the offer is structured to replace stock options and SARs with new securities with a fair value approximately equal to the surrendered stock options and SARs, we expect to recognize compensation expense at the same levels. The only additional compensation expense we may incur would result from (i) the effect of the varying exchange ratio bands we have developed for the program, which may result in a modest amount of compensation expense in connection with the exchange of certain stock options and SARs and (ii) fluctuations in our ADS price between the time the exchange ratios were set, shortly before the offer commenced, and the time when the new securities are granted on the completion date of the offer. As a result, the stock option and SAR exchange will allow us to realize real incentive and retention benefits from the new securities granted, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible stock options or SARs that are surrendered.

Except as otherwise disclosed in this Offer to Exchange, we presently have no plans, proposals, or negotiations that relate to or would result in:

•                                         any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or our subsidiaries;

•                                         any purchase, sale or transfer of a material amount of our or our subsidiaries’ assets;

•                                         any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•                                         any change in our present boards of directors or management, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing board vacancies or to change any executive officer’s material terms of employment;

•                                         any other material change in our corporate structure or business;

•                                         our ADSs being delisted from the New York Stock Exchange;

•                                         our ADSs becoming eligible for termination of registration pursuant to Section 12(g)(4) of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act;

•                                         the suspension of our obligation to file reports pursuant to the Exchange Act;

•                                         the acquisition by any person of an additional amount of our stock options or SARs or the disposition of an amount of any of our stock options or SARs; or

•                                       any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Section 4.                               Procedures for Electing to Exchange Stock Options and SARs

Proper election to exchange eligible stock options and SARs.

Participation in this offer is voluntary. If you choose to participate in this offer, you must do the following before 4:00 p.m. ET on the completion date, which is expected to be November 19, 2013, but may be extended at our sole discretion:

1.          Log into your Fidelity account at website at www.netbenefits.fidelity.com.  If you are logging in for the first time, you will be required to create a username and password.  Please click Register Now on the login page and follow the prompts to complete the account activation.

2.            Select the link for your plan on the Stock Plan tab on the NetBenefits homepage.

3.            To view information related to the exchange offer, including the Offer to Exchange, click Plan Information & Documents.  This link will also provide you with downloadable forms to accept or decline the offer by email, facsimile, or direct mail.

4.            To accept the RSU grant (active employees in the United States), restricted stock grant (active employees in Canada) or ADSs (retirees) in exchange for your eligible options or SARs, click the Accept Grant link.

5.            Before you can accept your new securities, you must read and agree to the RSU award agreement, restricted stock award agreement or ADS agreement, as applicable, and other plan documents, and select your tax withholding method to cover your tax obligation.  If you would then like to accept the new securities in exchange for your eligible options or SARs, click Accept.

6.            You will arrive at a “Confirmation” page.  Please write down your confirmation number and print this confirmation page for your records.  Fidelity will also email you a confirmation statement.

Alternatively, if you may elect to participate in the stock option and SAR exchange program by submitting a properly completed “acceptance / re-election form” to Aneta Booth via email, facsimile, or mail before 4:00 p.m. ET on the completion date.  The acceptance / re-election form is available on the stock option and SAR exchange election site and as an exhibit to the Schedule TO that we filed with the SEC at http://www.sec.gov.  The email, facsimile, and mailing address of Aneta Booth are as follows:

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

Your election to accept the offer must be submitted before 4:00 p.m. ET on the completion date. Responses submitted on or after such time and responses submitted by any other means are not permitted and will not be accepted. You may subsequently withdraw your election by submitting to Aneta Booth via email, facsimile, or mail a properly completed and signed “withdrawal form” available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the Schedule TO we filed with the SEC.

You may choose to exchange all of your eligible stock options and SARs or none of them, but you may not choose to exchange one or more particular grants or portions of grants. If you elect to participate in the stock option and SAR exchange program, you must exchange all of the eligible stock options or SARs you own. Gerdau is not accepting tenders of fewer than all of your eligible stock options or SARs or partial tenders of individual eligible stock option or SAR grants, except that you may elect to exchange the entire remaining portion of eligible stock options or SARs grants that you have exercised partially. For a summary of your outstanding eligible stock options or SARs please refer to the stock option and SAR exchange election site, which, among other things, lists your outstanding eligible stock options or SARs grants and the number of new RSUs, restricted stock or ADSs you would receive in exchange for your eligible stock options or SARs.

Your election to participate becomes irrevocable at 4:00 p.m. ET on the completion date, which is November 19, 2013, unless the offer is extended, in which case your election will become irrevocable after the new completion date. You may change your mind after you have elected to participate and withdraw from the offer at any time before 4:00 p.m. ET on the completion date, as described in Section 5. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal we receive before 4:00 p.m. ET on the completion date.

Only elections that are complete and actually received by Fidelity by 4:00 p.m. ET on the completion date will be accepted.

This is a one-time offer, and we will strictly enforce the offer period, subject only to any extension, which we may grant in our sole discretion.

Fidelity’s receipt of your election is not by itself an acceptance of your eligible stock options or SARs for exchange. For purposes of this offer, we will be deemed to have accepted eligible stock options or SARs for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give oral or written notice to the eligible stock options and SARs holders generally of our acceptance of eligible stock options or SARs for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible stock options or SARs accepted for exchange will be cancelled as of the completion date.

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible stock options or SARs grants. We reserve the right to reject any election or any eligible stock options or SARs grants elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of eligible stock options or SARs grants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible stock options or SARs grants or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the U.S. Securities Exchange Act of 1934, as amended, we also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or SARs or any particular eligible employee.

Our acceptance constitutes an agreement.

Your election to exchange stock options or SARs through the procedures described above constitutes your acceptance of the terms and conditions of the Offer to Exchange, and will be controlling, absolute and final, subject to your withdrawal rights under the offer as described in Section 5 of this Offer to Exchange and our acceptance of your surrendered eligible stock options or SARs in accordance with the offer as described in Section 6 of the Offer to Exchange. Our acceptance of your options for exchange will constitute a binding agreement between Gerdau and you upon the terms and subject to the conditions of this offer.

Section 5.                               Withdrawal Rights and Change of Election

You may withdraw stock options and SARs that you previously elected to exchange only in accordance with the provisions of this section.

You may withdraw the eligible stock options or SARs that you previously elected to exchange at any time before 4:00 p.m. ET on the completion date, which is expected to be November 19, 2013. If we extend the offer, you may withdraw your eligible stock options or SARs at any time until the extended completion date.  If you withdraw, you must withdraw all of your eligible stock options and SARs.  You may not withdraw a partial amount of your tendered stock options and SARs.

To withdraw the eligible stock options or SARs that you previously elected to exchange, you must submit a properly completed and signed “withdrawal form” to Aneta Booth via email, facsimile, or mail before 4:00 p.m. ET on the completion date.  The withdrawal form is available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the

Schedule TO we filed with the SEC.  Aneta Booth’s email, facsimile and mailing address are as follows:

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

We must receive your properly completed and signed withdrawal form before 4:00 p.m. ET on the completion date. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal that we receive before 4:00 p.m. ET on the completion date.

If you withdraw your eligible stock options or SARs, you may re-elect to exchange the withdrawn eligible stock option or SAR grants again at any time before 4:00 p.m. ET on the completion date. Eligible stock options or SARs that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange such eligible stock options or SARs grants before 4:00 p.m. ET on the completion date. To re-elect to exchange your eligible stock options or SARs grants, you must email, fax, or direct mail a properly completed and signed acceptance / re-election form to Aneta Booth before 4:00 p.m. ET on the completion date.  The acceptance / re-election form is available on (i) the stock option and SAR exchange election site and (ii) www.sec.gov as an exhibit to the Schedule TO we filed with the SEC. This new acceptance / re-election form must be properly completed and submitted.  Any prior election will be disregarded.  The email, facsimile, and direct mail information for Aneta Booth is as follows:

EMAIL:	aneta.booth@gerdau.com

FACSIMILE:	(813) 319-4881 (Attn: Aneta Booth)

ADDRESS:	Gerdau Compensation
4221 Boy Scout Boulevard
Suite 600
Tampa, FL 33607
Attn: Aneta Booth

We will determine, in our sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any eligible stock options or SARs grants. We reserve the right to reject any election or any eligible stock options or SARs grants elected to be exchanged that we determine are not in appropriate form or that we determine are unlawful to accept. Neither we nor any other person is obligated to give notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any notice. No surrender of eligible stock options or SARs grants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder of the eligible stock options or SARs grants or waived by us. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. Subject to Rule 13e-4 under the Exchange Act we also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any surrender with respect to any particular eligible stock options or SARs or any particular eligible employee. Although we intend to accept all validly tendered stock options or SARs promptly after the expiration of this offer, if we have not accepted your stock options or SARs within 40 business days of the commencement of this offer, you may withdraw your tendered stock options or SARs at any time thereafter.

Section 6.                               Acceptance of Stock Options and SARs for Exchange; Grant of New Securities

Upon the terms and conditions of the Offer to Exchange, effective as of the completion date, we will accept for exchange and cancel all eligible stock options or SARs grants properly elected for exchange and not validly withdrawn before 4:00 p.m. ET on the completion date, which is expected to be November 19, 2013. Once the eligible stock options or SARs are cancelled, you no longer will have any rights with respect to those eligible stock options or SARs. Subject to the terms and conditions of this offer, if your eligible stock options or SARs are properly tendered by you for exchange and accepted by us, these eligible stock options or SARs will be cancelled as of the completion date.

Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, effective as of the completion date, we will accept all properly tendered eligible stock options or SARs that are not validly withdrawn. We will give oral or written notice to the eligible stock option and SAR holders generally of our acceptance for exchange of eligible stock options or SARs. This notice may be made by press release, email or other method of communication.

We will grant new RSUs to active employees in the United States and restricted stock to active employees in Canada as of the completion date. We expect the completion date to be November 19, 2013. However, if the offer is extended and the completion date delayed, the grant of new RSUs and restricted stock will be correspondingly delayed.  We will issue ADSs to retirees in exchange for tendered securities as of December 9, 2013.  Please note that it may take a few weeks from the completion date for the grant of new securities to be reflected in your online brokerage account. If your account does not appear to have been updated for the new securities within a few weeks following the grant date, please contact Fidelity Stock Plan Services at 800-544-9354 (Participants in the United States) or 800-544-0275 (Participants in Canada).

All new RSUs will be granted under the Plan and will be subject to the terms and conditions of a RSU award agreement between you and Ameristeel or Macsteel, as the case may be.  All new restricted stock will be granted under the Plan and will be subject to the terms and conditions of a restricted stock award agreement between you and Ameristeel or Macsteel, as the case may be.  The number of new RSUs or restricted stock you will receive will be determined in accordance with the type of grant, expiration date, exercise price and vesting schedule of your exchanged stock options or SARs as described in Section 2 of this Offer to Exchange. You will receive your documentation of your new RSUs or restricted stock, as applicable, within a few weeks after the expiration of the offer. If you are an active employee in the United States, you will receive the ADSs subject to the new RSUs when and if your new RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.  If you are an active employee in Canada, you will receive the ADSs subject to the new restricted stock at the time of grant, subject to certain restrictions which will lapse as the restricted stock vests, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

Eligible stock options or SARs that we do not accept for exchange will remain outstanding until they are exercised or expire by their existing terms and will retain their current exercise price, current vesting schedule and other current terms and conditions.

Section 7.                               Conditions of the Offer

Notwithstanding any other provision of this Offer to Exchange, we will not be required to accept any eligible stock options or SARs tendered for exchange, and we may terminate the offer or postpone our acceptance and cancellation of any eligible stock options or SARs tendered for exchange (in each case, subject to Rule 13e-4(f)(5) under the Exchange Act), if at any time on or after the commencement date and before the completion date, any of the following events shall have occurred, or shall have been determined by us, in our reasonable judgment, to have occurred:

•            any general suspension of trading in, or limitation on prices for, Gerdau S.A.’s ADS on the New York Stock Exchange;

•            the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or abroad;

•          any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States or abroad;

•            in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including without limitation a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index or the Standard & Poor’s 500 Index measured during any time period after the date of commencement of the offer;

•            any significant change in the market price of Gerdau S.A.’s ADSs  or any changes in the general political, market, economic or financial conditions in the United States or abroad that have resulted or are reasonably likely to result in a material adverse effect on our business, condition (financial or other), operating results, operations or prospects or on the trading in Gerdau S.A.’s ADSs;

•                                         the commencement, continuation, or escalation of a war or other national or international calamity which reasonably could be expected to affect materially or adversely, or to delay materially, the completion of the offer;

•                                         if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates or worsens materially after commencement of the offer;

•                                         a written threat, instituted or pending action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•                                         any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to us or the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•                                         a tender or exchange offer, other than this offer by us, for some or all of Gerdau S.A.’s outstanding ADSs, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been disclosed publicly or we will have learned that:

•              any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•              any such person, entity or group which had publicly disclosed such ownership prior to such date will acquire additional shares constituting more than 1% of our outstanding shares, or

•                                         any new group will have been formed that beneficially owns more than 5% of our outstanding shares that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the offer or with such acceptance for exchange of eligible stock options or SARs;

•                                         there will have occurred any change, development, clarification or position taken in international financial reporting standards that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•                                         any event or events occur that have resulted or may result, in our reasonable judgment in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•                                         any rules or regulations by any governmental authority, NYSE, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to Gerdau that directly or indirectly challenges the making of this Offer to Exchange, the acquisition of some or all of the stock options or SARs elected for exchange pursuant to this Offer to Exchange or the issuance of new RSUs pursuant to this Offer to Exchange.

If any of the above events occur, we may, in our sole discretion:

•                                         terminate the offer and promptly return all tendered eligible stock options or SARs to tendering holders;

•                                      complete and/or extend the offer and, subject to your withdrawal rights, retain all tendered eligible stock options or SARs until the extended offer expires;

•                                         amend the terms or conditions of the Offer to Exchange; or

•                                         waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them before the completion date. We may waive any condition to this offer, in whole or in part, at any time and from time to time before the completion date, in our discretion, whether or not we waive any other condition to this offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 may be challenged only in a court of competent jurisdiction. A nonappealable determination with respect to such matter by a court of competent jurisdiction will be final and binding upon all persons.

Section 8.                               Price Range of ADSs Underlying the Stock Options and SARs

The ADSs of Gerdau S.A. underlying your eligible stock options or SARs are traded on the New York Stock Exchange under the symbol “GGB.” The following table shows, for the periods indicated, the high and low intraday sales price per ADS of Gerdau S.A.’s ADSs as reported on the New York Stock Exchange.

	HIGH	LOW
Fiscal Year Ended December 31, 2013
Third Quarter	$7.73	$5.66
Second Quarter	7.85	5.38
First Quarter	9.64	7.43
Fiscal Year Ended December 31, 2012
Fourth Quarter	$9.47	$6.84
Third Quarter	10.85	6.83
Second Quarter	12.79	9.68
First Quarter	14.96	12.17
Fiscal Year Ended December 31, 2011
Fourth Quarter	$14.00	$11.62
Third Quarter	15.55	13.06
Second Quarter	17.95	12.24
First Quarter	17.78	12.99

As of October 14, 2013, the closing price of Gerdau S.A.’s ADSs, as reported on the New York Stock Exchange, was $8.23 per ADS. As of September 20, there were 296,366,692 outstanding ADSs of Gerdau S.A.

Among other things, you should evaluate current market quotations for Gerdau S.A.’s ADSs before deciding whether or not to accept this offer.

Section 9.                               Source and Amount of Consideration; Terms of New Securities

Consideration.

If you are an eligible retiree, we will issue ADSs to you in exchange for eligible stock options or SARs properly elected to be exchanged by you and accepted by us for exchange.

If you are an eligible active employee in the United States, we will grant new RSUs in exchange for eligible stock options or SARs properly elected to be exchanged by you and accepted by us for exchange.  If you are an eligible active employee in Canada, we will grant new restricted stock in exchange for eligible stock options or SARs properly elected to be exchanged by you and accepted by us for exchange.  New RSUs are equity awards under which Gerdau promises to issue ADSs in the future, provided the vesting criteria are satisfied. New restricted stock are equity awards under which Gerdau issues ADSs that are subject to certain restrictions that lapse if and when the restricted stock vests.

Subject to the terms and conditions of this offer, upon our acceptance of your properly tendered eligible stock options or SARs, you will be entitled to receive new RSUs, restricted stock or ADSs based on the type of grant, expiration date, exercise price and vesting schedule of your exchanged stock options or SARs as described in Section 2 of this Offer to Exchange. Fractional RSUs, restricted stock or ADSs will be rounded to the nearest thousandth on a grant-by-grant basis. You do not have to make any cash payment to Gerdau to receive your new RSUs, restricted stock, or ADSs.  You also do not have to make any cash payment to Gerdau to receive the ADSs subject to the RSUs upon vesting.  The receipt of ADSs upon vesting of new RSUs may be subject to taxation as described in Section 14 of this Offer to Exchange. In addition, you may incur brokerage and/or wire fees if you decide to sell ADSs of Gerdau S.A.

If we receive and accept tenders from eligible employees of all eligible stock options or SARs to be tendered, eligible stock options or SARs with an aggregate of 8,557,306 underlying ADSs would be surrendered and we will grant new RSUs covering a total of approximately 3,026,949 ADSs, new restricted stock covering a total of approximately 359,500 ADSs and issue approximately 99,030 ADSs to retirees, which collectively would be approximately 1.18% of the total ADSs of Gerdau S.A. outstanding as of September 20, 2013.

General terms of new RSUs and restricted stock.

If you are an active employee in the United States participating in the offer, new RSUs will be granted to you under the Plan and will be subject to an RSU award agreement between you and Ameristeel or Macsteel, as the case may be. If you are an active employee in Canada participating in the offer, new restricted stock will be granted to you under the Plan and will be subject to a restricted stock award agreement between you and Ameristeel or Macsteel, as the case may be.  RSUs and restricted stock are different types of equity awards than stock options or SARs and therefore, the terms and conditions of the RSUs and restricted stock will vary from the terms and conditions of the eligible stock options or SARs that you tendered for exchange, but such changes generally will not substantially and adversely affect your rights. The current plan document and form of RSU award agreement and restricted stock award agreement to be used in the exchange is included as an exhibit to the Schedule TO, which is available on the SEC website at www.sec.gov. However, you should note that the vesting schedule of your new RSUs or restricted stock will differ from that of your exchanged stock options or SARs, as described below.  In addition, recipients of restricted stock will have the same rights with respect to the ADSs underlying the restricted stock as ordinary holders of Gerdau S.A.’s ADSs, including dividend rights, regardless whether the restricted stock is vested or unvested.

The following description summarizes the material terms of the Plan.  Our statements in this Offer to Exchange concerning the Plan and new RSUs or restricted stock are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Plan, the form of RSU award agreement and the form of restricted stock award agreement to be used in the exchange. Each of these documents is included as an exhibit to the Schedule TO, which is available on the SEC website at www.sec.gov. You may also visit the stock option and SAR exchange election site to download a copy of the Plan, the form of RSU award agreement, and the form of restricted stock award agreement.

The Gerdau North America Equity Incentive Plan.

The Plan permits the granting of stock options, stock appreciation rights, deferred share units, restricted share units, performance share units, restricted stock, and other ADS-based awards.  As of September 20, 2013, the number of ADSs subject to equity awards outstanding under the Plan was 8,557,306 (with respect to SARs, this reflects the maximum number of ADSs issuable upon the exercise of the SARs).  The maximum number of ADSs reserved for issuance under the Plan, will be reduced by one ADS for every ADS subject to an award granted under the Plan.  The Plan is administered by the Compensation Committee of our board of directors. Subject to the other provisions of the Plan, our Compensation Committee has the power to determine the terms, conditions and restrictions of the awards granted under the plans, including the number of ADSs subject to an award and the vesting criteria. Our board of directors also has the authority to delegate such responsibilities.

Purchase price or exercise price.

The purchase price, if any, of an RSU or restricted stock granted under the Plan generally is determined by the Compensation Committee. For purposes of this offer, the purchase price of a new RSU or restricted stock will be zero. As a result, you do not have to make any cash payment to Gerdau to receive your new RSUs or restricted stock or the ADSs upon vesting of the RSUs, though the receipt of ADSs may be subject to taxation and withholding requirements. See Section 14.

Vesting.

Each new RSU will represent a right to receive one ADS of Gerdau S.A. on a specified future date but only if the new RSU vests.  Each new share of restricted stock is an ADS subject to restrictions which lapse based on the achievement of performance goals, the passage of time, or both.

New RSUs and restricted stock granted in the stock option and SAR exchange will not be vested on their date of grant regardless of whether the surrendered stock option or SAR was fully vested. Instead, the new RSUs will vest in five equal installments on the following dates: December 9, 2013; March 20, 2015; March 20, 2016; March 20, 2017; and March 20, 2018.

Restricted stock awards are taxable at the time of grant, and we will withhold applicable federal and provincial taxes at that time. In order to satisfy this tax withholding obligation, we will use a modified version of the RSU vesting schedule in which we accelerate the vesting of that number of shares of restricted stock necessary to cover the taxes on the full amount of the award.  The vesting dates for the restricted stock, as set forth in the restricted stock award agreement, will match the vesting dates of the RSU awards but the number of shares of restricted stock that vest on each date will differ based on the tax rates applicable to the award recipient.  In general, only the restricted stock with the earliest vesting dates will be accelerated in order to satisfy the applicable tax withholding obligation.  The vesting dates of the remaining restricted stock will remain unaffected.  For example, if an award recipient were subject to a 43% tax rate, the recipient’s restricted stock awards would vest as follows: forty-three percent (43%) on December 9, 2013 (all of which would be used to satisfy taxes); zero percent (0%) on March 20, 2015 (the entire 20% that would otherwise vest having been accelerated to December 9, 2013); seventeen percent (17%) on March 20, 2016 (3% of the 20% that would otherwise vest having been accelerated to December 9, 2013); twenty percent (20%) on March 20, 2017; and twenty percent (20%) March 20, 2018.

New RSUs and restricted stock granted in the stock option and SAR exchange will only vest if the holder remains an active employee who is eligible for vesting under the terms and conditions of the applicable RSU award agreement or restricted stock award agreement, the relevant terms of the Plan and other relevant Gerdau policies, as each may be amended from time to time. As such, vesting may be delayed by certain leaves of absences or changes in status, such as becoming a part-time employee, based on Gerdau policies and local law. In addition, subject to applicable law, eligible employees who are on a leave of absence on the completion date will have their vesting schedules adjusted to reflect such leave of absence. Generally, new RSUs and restricted stock that are not vested at termination of continuous service to Gerdau S.A. or its subsidiaries or other affiliates, as determined in accordance with the applicable equity plan, will be forfeited.

The new vesting schedule for the new RSUs or restricted stock will be listed with your eligible stock options or SARs on the stock option and SAR exchange election site.

Form of payout.

New RSUs granted under this offer and subsequently vested based on the eligible employee’s continued service will be paid out in ADSs of Gerdau S.A. The ADSs subject to the restricted stock will be granted to you on the completion date subject to certain restrictions (as described in your restricted stock award agreement) that will lapse as the restricted stock vests.  We will satisfy all tax withholding and social insurance contribution obligations in the manner specified in your RSU award agreement or restricted stock award agreement and the Plan.

Adjustments upon certain events.

Events Occurring Before the Grant Date.  If we merge or consolidate with or are acquired by another entity prior to the completion date, you may choose to withdraw your eligible stock options and SARs which you tendered for exchange and your eligible stock options or SARs will be treated in accordance with the applicable plan and stock option or SAR agreement under which they were granted. Further, if Gerdau is acquired prior to the completion date, we reserve the right to withdraw the offer, in which case your stock options and SARs and your rights under them will remain intact and exercisable for the time period set forth in your stock option or SAR agreement (as applicable) and you will receive no new RSUs, restricted stock or ADSs in exchange for them pursuant to this Offer to Exchange. If Gerdau is acquired prior to the completion date but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or the new RSUs or restricted stock, including any adjustments to the purchase price or exercise price and number of ADSs that will be subject to the new RSUs. Under such circumstances, the type of stock option or SAR and the number of ADSs covered by your new RSUs or restricted stock would be adjusted based on the consideration per ADS given to holders of our ADSs in connection with the acquisition. Because of this adjustment, you may receive new

RSUs or restricted stock covering more or fewer shares of the acquiror’s shares than the number of ADSs subject to the eligible stock options or SARs that you tendered for exchange or than the number you would have received pursuant to the new RSUs or restricted stock if no acquisition had occurred.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on Gerdau S.A.’s ADS price, including significantly increasing the price of Gerdau S.A.’s ADSs. Depending on the structure and terms of this type of transaction, eligible stock options or SARs holders who elect to participate in the offer might be deprived of the benefit of the appreciation in the price of Gerdau S.A.’s ADSs resulting from the merger or acquisition. This could result in a greater financial benefit for those eligible employees who did not participate in this offer and retained their original eligible stock options or SARs.

Finally, if another company acquires us, that company, as part of the transaction or otherwise, may decide to terminate some or all of our employees before the completion of this stock option and SAR exchange program. Termination of your employment for this or any other reason before the grant date means that the tender of your eligible stock options or SARs will not be accepted, you will keep your tendered eligible stock options or SARs in accordance with their existing terms, and you will not receive any new RSUs, restricted stock, ADSs or other benefit for your tendered eligible stock options or SARs.

Events Occurring After the Grant Date. In the event of any change resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Gerdau S.A.’s ADSs, or any other change in the number of issued ADSs of Gerdau S.A. effected without receipt of consideration by us, our Compensation Committee shall proportionately adjust the number of ADSs subject to outstanding RSUs granted under the Plan, as well as the number of ADSs that have been authorized for issuance under the Plan, but as to which no awards have been granted.

In the event of a transaction described in the Plan, such as a merger, consolidation, sale of all or substantially all of our assets or our liquidation or dissolution, our Compensation Committee, may in its discretion determine the effect that such a transaction may have upon each outstanding award granted under the Plan. Our Compensation Committee may determine that upon such a transaction, an outstanding award granted under the Plan: (i) shall become fully vested and, if applicable, exercisable either for a limited period immediately prior to such a transaction; (ii) shall be converted or exchanged for rights or other securities in an entity participating in the transaction; (iii) shall be cancelled in exchange for cash; or (iv) shall be treated as provided under a combination of the above.

Transferability of new RSUs.

New RSUs generally may not be transferred, other than by will or the laws of descent and distribution, unless our Compensation Committee indicates otherwise in your RSU award agreement. In the event of your death, any person who acquires your new RSUs by bequest or inheritance may be issued the ADSs subject to the new RSUs if vested, respectively.

Transferability of new RSUs.

ADSs subject to restricted stock generally may not be transferred, other than by will or the laws of descent and distribution, until the restrictions on the ADSs lapse as the restricted stock vests, unless our Compensation Committee indicates otherwise in your restricted stock award agreement.

Registration and sale of ADSs underlying new RSUs and restricted stock, as well as ADSs issuable to retirees in this offer.

The issuance of all of Gerdau S.A.’s ADSs subject to the restricted stock or RSUs or issuable to retirees in this offer has been registered under the U.S. Securities Act of 1933, as amended, or the Securities Act on registration statements on Form S-8 filed with the SEC, as amended. Unless you are an employee who is considered an affiliate of Gerdau for purposes of the Securities Act, you will be able to sell the ADSs (i) subject to the restricted stock after the restrictions lapse, (ii) issuable upon vesting of your RSUs and (iii) issuable to retirees in this offer, free of any transfer restrictions under applicable U.S. securities laws. Employees employed by us in Canada may be required to repatriate the proceeds of the sale of ADSs.

Income tax consequences.

You should refer to Section 14 of this Offer to Exchange for a discussion of the U.S. and Canadian federal income tax consequences of the new RSUs, restricted stock or ADSs, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Income tax consequences in multiple jurisdictions.

If you are a citizen or tax resident of the United States, and are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social insurance contribution consequences that may apply to you. Certain eligible employees may be subject to the tax laws in the United States and to the tax laws in other jurisdictions. If you are subject to the tax laws in other jurisdictions, please consult with your personal legal counsel, accounting, financial, and/or tax advisor(s) to discuss the tax consequences under the tax laws of such jurisdiction.

Section 10.                       Information Concerning Gerdau

Gerdau is mainly dedicated to the production and commercialization of steel products in general, through its mills located in Argentina, Brazil, Canada, Chile, Colombia, Spain, the United States, Guatemala, India, Mexico, Peru, the Dominican Republic, Uruguay and Venezuela.

Gerdau is the leading producer of long steel in the Americas and one of the largest suppliers of special long steel in the world. With over 45,000 workers, industrial operations in 14 countries in the Americas, Europe, and Asia, and combined annual steel production capacity of over 25 million tons, Gerdau is the largest recycler in Latin America and transforms millions of tons of scrap into steel every year, working to strengthen its commitment to sustainable development in the various regions where it has operations. With more than 140,000 shareholders, Gerdau S.A. is listed on the São Paulo, New York and Madrid stock exchanges.

According to the Brazilian Steel Institute (Instituto Aço Brasil), Gerdau is Brazil’s largest producer of long rolled steel. Gerdau holds significant market share in the steel industries of almost all countries where it operates and has been classified by worldsteel as the world’s 14th largest steel producer based on its consolidated crude steel production in 2011 (last information available).

Gerdau operates steel mills that produce steel by direct iron-ore reduction (DRI) in blast furnaces and in electric arc furnaces (EAF). In Brazil it operates four integrated steel mills, including its largest mill, Ouro Branco, an integrated steel mill located in the state of Minas Gerais. Gerdau currently has a total of 61 steel producing facilities globally, including jointly-controlled entities and associate companies. The jointly-controlled entity Gallatin Steel Company, is located in the United States and produces flat rolled steel. The associate companies are Aceros Corsa in Mexico, Corporación Centroamericana del Acero in Guatemala and INCA in the Dominican Republic.

As of December 31, 2012, total consolidated installed capacity, excluding Gerdau’s investments in jointly-controlled entities and associate companies, was 25.7 million tonnes of crude steel and 21.5 million tonnes of rolled steel products. In the same period, Gerdau had total consolidated assets of R$ 53.1 billion, consolidated net sales of R$ 38.0 billion, total consolidated net income (including non-controlling interests) of R$ 1.5 billion and shareholders’ equity (including non-controlling interests) of R$ 28.8 billion.

The financial information included in Gerdau S.A.’s annual report on Form 20-F for the fiscal year ended December 31, 2012 is incorporated herein by reference. Schedule B of this Offer to Exchange is a summary of our financial statements from our annual report on Form 20-F for the fiscal year ended December 31, 2012. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

Section 11.                       Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Stock Options and SARs

A list of Gerdau S.A.’s, Ameristeel’s and Macsteel’s current directors and executive officers as of September 30, 2013 is attached to this Offer to Exchange as Schedule A.  As of September 30, 2013, none of the executive officers and directors of Gerdau S.A. held any Ameristeel or Macsteel stock options or SARs unexercised and outstanding under the Plan or Former Plans.

Except as otherwise described in this Offer to Exchange or in our filings with the SEC, and other than outstanding stock options and SARs granted from time to time to our executive officers and directors under Gerdau S.A. plans (and which are not eligible stock options or SARs for purposes of this offer), neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our stock options or SARs, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our stock options or SARs, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

None of the directors or executive officers of Gerdau S.A. were awarded any stock options or SARs under the Former Plans.  As a result, none of the directors or executive officers of Gerdau S.A. own eligible stock options or SARs.  Certain of these directors or executive officers hold equity securities of Gerdau S.A. under Gerdau S.A. equity incentive plans that are not covered by the terms of this exchange offer, but that may be subject to a separate exchange offer open to certain eligible employees outside the United States and Canada.  The table that follows shows the number of eligible stock options and SARs held by directors and executive officers of Gerdau:

Name	Number of Eligible Options	Percentage of Total Oustanding (Eligible) Options Granted by Ameristeel and Macsteel	Number of Eligible SARs Held	Percentage of Total Outstanding (Eligible) SARs Granted by Ameristeel and Macsteel
Jorge Gerdau Johannpeter	0	0%	0	0%
Germano H Gerdau Johannpeter	0	0%	0	0%
Klaus Gerdau Johannpeter	0	0%	0	0%
Frederico C Gerdau Johannpeter	0	0%	0	0%
Claudio Johannpeter	0	0%	0	0%
Andre Bier Johannpeter	0	0%	0	0%
Manoel Vitor de Mendonca Filho	0	0%	0	0%
Ricardo Giuzeppe Mascheroni	0	0%	0	0%
Expedito Luz	0	0%	0	0%
Francisco Deppermann Fortes	0	0%	0	0%
Andre Pires de Oliveira Dias	0	0%	0	0%
Alfonso Celso Pastore	0	0%	0	0%
Oscar de Paula Bernandes Neto	0	0%	0	0%
Aldredo Huallem	0	0%	0	0%
Guilherme Johannpeter	19,613	2.0%	83,583	1.1%
Roger Paiva	37,233	3.8%	29,446	0.4%
Rodrigo Ferreira de Souza	0	0.0%	12,342	0.2%
Carl W. Czarnik	51,601	5.3%	48,560	0.6%
Peter J. Campo	30,119	3.1%	57,346	0.7%
Matthew C. Yeatman	86,407	8.9%	48,038	0.6%

James R. Kerkvliet	68,889	7.1%	52,715	0.7%
Yuan Wang	35,288	3.6%	55,947	0.7%
Robert P. Wallace	0	0%	24,412	0.3%
Santiago Gil	0	0%	54,897	0.7%
Mark Marcucci	0	0.0%	154,275	2.0%
John P. Finlayson	0	0.0%	49,598	0.6%
Robert Karmol	0	0.0%	25,394	0.3%
Harley Scardoelli	0	0%	0	0%

To the best of our knowledge, no executive officers or directors, nor any affiliates of ours, were engaged in transactions involving Gerdau S.A.’s ADSs or stock options or SARs under the Plan and/or Former Plans during the past 60 days before and including October 2, 2013.

Section 12.                       Status of Stock Options and SARs Acquired by Us in the Offer; Accounting Consequences of the Offer

Stock options and SARs that we accept for exchange through the offer will be cancelled and will not be returned to the pool of ADSs available for grants of new awards under the Plan.

We will recognize the incremental compensation cost of the new RSUs, restricted stock or ADSs granted in the offer, if any. If there is any incremental compensation cost, it will be measured as the excess, if any, of the fair value of each new RSU or restricted stock granted to employees or ADS issued to retirees in exchange for exchanged stock options and SARs, measured as of the date the new RSUs or restricted stock are granted or the ADSs issued, over the fair value of the exchanged stock options and SARs, measured immediately prior to the completion date of the offer. The unamortized compensation expense from the exchanged stock options and SARs and incremental compensation expense, if any, associated with the new awards under the stock options and SARs exchange will be recognized over the vesting period of the new RSUs. In the event that any of the new RSUs are forfeited prior to their vesting due to termination of continuous service, the compensation cost for the forfeited RSUs generally will not be recognized.

Since the offer has been structured to replace stock options and SARs with new RSUs, restricted stock or ADSs of equivalent value, we do not expect to recognize any material compensation expense. The only compensation expense we are likely to incur will result from fluctuations in Gerdau S.A.’s ADS price between the time the exchange ratios were set, September 20, 2013, and when the exchange actually occurs as of the completion date.  As a result, the stock option and SAR exchange will allow us to realize real incentive and retention benefits from the new RSUs or restricted stock granted, while recognizing approximately the same amount of compensation expense as we would have recognized for the exchanged stock options and SARs.

Section 13.                       Legal Matters; Regulatory Approvals

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of stock options and SARs and grant of new securities, as contemplated by the offer, or any NYSE listing requirements that would be required for the acquisition or ownership of ADSs, restricted stock or RSUs, or the ADSs subject thereto as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered eligible stock options or SARs for exchange and to grant new securities for exchanged stock options or SARs is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new securities on the grant date, we will not grant such new securities. We are unaware of any such prohibition at this time, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the grant date we will not grant the new securities and you will not receive any other benefit for the eligible stock options or SARs you tendered and your eligible stock options or SARs will not be accepted for exchange.

Section 14.                       Material Income Tax Consequences

Material U.S. federal income tax consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of eligible stock options or SARs for new RSUs pursuant to the offer for those eligible employees subject to U.S. federal income tax, or the exchange of eligible stock options or SARs for ADSs pursuant to the offer for those retirees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees or retirees. This summary does not address applicable state, local or foreign taxes to which you may be subject or any federal tax other than the U.S. income tax.

If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you.

Eligible employees who exchange outstanding stock options or SARs for new RSUs generally will not be required to recognize income for U.S. federal income tax purposes on the exchanged stock options or SARs at the time of the exchange. However, please refer to the tax discussion below regarding a discussion of the tax consequences of receiving new RSUs in connection with the stock option and SAR exchange.

As described below, eligible retirees who exchange outstanding stock options or SARs for ADSs will be required to recognize income for U.S. federal income tax purposes on the exchange.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

RSUs.

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted an RSU. Instead, you will recognize ordinary compensation income as the RSUs vest and we deliver the ADSs to you, at which time we generally will have an obligation to withhold applicable federal and state income taxes as well as payroll taxes. The amount of ordinary compensation income you recognize will equal the fair market value of the ADSs. We will satisfy all tax withholding obligations in the manner specified in your RSU agreement and the Plan. Any gain or loss you recognize upon the sale or exchange of ADSs that you acquire through a grant of RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the ADSs. ADSs held more than 12 months are subject to long-term capital gain or loss treatment, while shares held 12 months or less are subject to short-term capital gain or loss treatment.  In addition, depending on your particular circumstance, any capital gain may also be subject to the new 3.8% net investment income tax.

Retirees issued ADSs.

If you are a retiree that is U.S. taxpayer, you will recognize ordinary compensation income on the exchange when we deliver the ADSs to you, at which time we will have an obligation to withhold applicable federal and state income taxes as well as payroll taxes. The amount of ordinary compensation income you recognize will equal the fair market value of the ADSs. We will satisfy all tax withholding obligations in the manner specified in your ADS agreement and the Plan. Any gain or loss you recognize upon the sale or exchange of ADSs that you acquire in the exchange generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the ADSs. ADSs held more than 12 months are subject to long-term capital gain or loss treatment, while shares held 12 months or less are subject to short-term capital gain or loss treatment. In addition, depending on your particular circumstance, any capital gain may also be subject to the new 3.8% net investment income tax.

Stock options and SARs.

So that you are able to compare the tax consequences of your new securities to that of your eligible stock options and SARs, we have included the following summary as a reminder of the tax consequences generally applicable to stock options and SARs under U.S. federal income tax law. All stock options we have issued are “non-qualified stock options,” rather than “incentive stock options.”

If you are a U.S. taxpayer, you generally will not have taxable income at the time you are granted a stock option or SAR. Instead, you will recognize ordinary compensation income if and when you exercise the stock option or SAR, at which time we generally will have an obligation to withhold applicable federal and state income taxes as well as payroll taxes. For a stock option, the amount of ordinary compensation income you recognize will equal the fair market value of the

ADSs you receive on the date of exercise, less the exercise price you pay. For a SAR, the amount of ordinary compensation income you recognize will equal the fair market value of the ADSs you receive on the date of exercise.

Any gain or loss you recognize upon the sale or exchange of ADSs that you acquire through the exercise of a stock option or SAR generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you hold the ADSs. ADSs held more than 12 months are subject to long-term capital gain or loss treatment, while shares held 12 months or less are subject to short-term capital gain or loss treatment. In addition, depending on your particular circumstances, any capital gain may also be subject to the new 3.8% net investment income tax.

Material non-U.S. tax consequences.

The tax consequences for employees employed by us outside of the United States and employees otherwise subject to income tax and social insurance contributions outside of the United States may differ from the U.S. federal income tax consequences summarized above and will depend on the tax rules and regulations in the applicable jurisdiction.

Material Canadian federal income tax consequences.

This summary supersedes any discussion or other communication you may have previously had with Gerdau or its employees, officers, directors, agents or advisors, is of a general nature only and is not exhaustive of all possible income tax considerations and is not, and is not intended to be, nor should it be construed to be, legal, business or tax advice or representations to any person.  Note also that, if you are a resident of, or have been employed in more than one country while holding stock options or SARs, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of (1) not exchanging your stock options and SARs, or (2) exchanging your stock options and SARs for restricted stock (i.e., ADSs subject to certain vesting conditions and other restrictions) or unrestricted ADSs, as applicable, and with respect to the application and effect of the income and other tax laws of any country, province, state or local tax authority (as applicable).

The following is a summary of the material Canadian federal income tax consequences of the exchange of eligible stock options or SARs for new grants of restricted stock or ADSs pursuant to the Offer to Exchange for those eligible employees and retirees subject to tax in respect of their stock options and SARs under the Income Tax Act (Canada) and the regulations thereunder (the “Act”).  We expect the tax consequences described below to be generally applicable to a beneficial owner of stock options or SARs who, for purposes of the Act and at all relevant times, is a resident of Canada, deals at arm’s length with Gerdau and will hold any ADSs (including restricted stock) acquired under the exchange as capital property (a “Canadian holder”).  The income tax consequences to a person who is not a Canadian holder may differ substantially from the income tax consequences discussed below.

This summary is based on the provisions of the Act in force as of October 2013 and our understanding of the current published administrative practices and assessing policies of the Canada Revenue Agency (“CRA”) made publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all such Proposed Amendments will be enacted in the form proposed. No assurances can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in laws, whether by judicial, governmental or legislative decision, action or interpretation, or changes in the CRA’s administrative policies or assessing practices, nor does it address provincial, territorial, or other income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation. There can be no assurances that the tax consequences described in this discussion will not be challenged by the CRA or will be sustained by a court if challenged by the CRA.  No ruling has been or will be sought from the CRA as to the Canadian federal income tax consequences of the transactions contemplated by the exchange offer to Canadian holders.

Option and SAR Exchange

The Act generally does not provide for a tax-free exchange of stock options or SARs for stock, including restricted stock. Accordingly, at the time of the exchange, you will be considered to have disposed of your eligible options and SARs and recognized income equal to the value of the restricted stock or unrestricted ADSs (as the case may be) that you receive. The income will be subject to tax at your marginal income tax rate and, if you are an employee, Canada Pension plan (CPP) contributions to the extent you have not already exceeded the applicable maximum earnings. For example, if your eligible options or SARs are exchanged for $50 of restricted stock, you will include the $50 in computing your income from the Offer to Exchange.  As described below, the Company will withhold ADSs in an amount intended to satisfy its income tax and social insurance withholding obligation on your taxable income from the Offer to Exchange and then issue the remaining restricted stock or unrestricted ADSs (if you are retiree) to you.  ADSs issued to employees to fund tax withholdings will be fully vested.  For instance in the above example, the Company may withhold $24 of ADSs (assuming that would cover the taxes due on the $50 of taxable income) and pay your withholding tax. For the purpose of computing the fair market value of the restricted stock, the Company will apply standard valuation techniques. The amount withheld may or may not cover the amount of taxes ultimately due by you in connection with the Offer to Exchange and your employer may decide to withhold additional tax due from your salary or other cash compensation. You will be responsible for paying any additional amount of taxes due on the Offer to Exchange that are not covered by the tax withholding.

If the Restricted Stock Does Not Vest

If  you are an employee and you fail to meet the conditions for vesting of the restricted stock, including if your employment with Ameristeel or Macsteel or one of their subsidiaries terminates, you will forfeit to the Company any unvested restricted stock that was issued to you (but not the ADSs withheld to pay your tax). You should be entitled to recognize a capital loss equal to the amount included in your income as a benefit at the time of the exchange (i.e. $50 in our example above), plus or minus any adjustments that may subsequently be required to be made to the adjusted cost base of your ADSs under the Act. One-half of any capital losses may be deducted from any taxable capital gains (that is, one-half of capital gains) in the year in which you realize the loss, the preceding three years or any subsequent year. Capital losses may not be deducted from any other sources of income, such as your employment income. In the above example (assuming no adjustments), since you would have a capital loss of $50, $25 is your allowable capital loss that can be deducted from taxable capital gains. Please consult with your tax advisor for individual advice on the tax consequences of not vesting in the restricted stock.

Vesting of Restricted Stock

You will not be required to include any additional amount in computing your income for the year in which your restricted stock vests.

Sale of ADSs

When you subsequently sell ADSs acquired on the exchange, you will be subject to income tax at your marginal tax rate on any taxable capital gain you realize. The taxable capital gain will be calculated as one-half of the difference between the sale price and the adjusted cost base of the ADSs.  Your adjusted cost base will generally be the amount you included in income as a result of the exchange of eligible options and SARs for the restricted stock (if you are an employee) or unrestricted ADSs (if you are a retiree), subject to averaging to the extent identical securities are held, less any brokerage fees. In the above example if you sold the shares for $60, you would have a capital gain of $10 ($60-$50) of which $5 is taxable.

One-half of any capital loss arising from the sale of the shares may be deducted from any taxable gain for the year, the previous three years, or any subsequent tax year.

Dividends

You may be entitled to receive dividends with respect to ADSs acquired pursuant to the Offer to Exchange, including ADSs underlying your restricted stock, if Gerdau in its discretion, declares a dividend. Any dividend paid will be subject to tax in Canada and also to Brazilian income tax withheld at source. You may be entitled to a tax credit in Canada for all or a portion of the Brazilian income tax withheld.

Withholding and Reporting

Your employer or former employer will report as a benefit to you its determination of the value of the restricted stock or unrestricted ADSs (if you are a retiree) on the T4 it issues to you in respect of the year in which the exchange occurs and the restricted stock or unrestricted ADSs are granted. It will withhold tax and, where applicable, CPP contributions, by withholding and/or selling ADSs from your grant as required. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which your restricted stock or unrestricted ADSs were granted. As noted above, you may have additional income tax payable with regard to the Offer to Exchange, and if you are an employee, your employer may decide to withhold such additional tax from your salary or other cash compensation. You will be responsible for paying any additional amount of taxes due on the Offer to Exchange that are not covered by the tax withholding. It is your responsibility to pay tax on the income arising from the sale of shares and the receipt of any dividends.

Stock options and SARs.

So that you are able to compare the tax consequences of restricted stock to that of your eligible stock options and SARs, we have included the following summary as a reminder of the tax consequences under the ITA generally applicable to the stock options and SARs we have issued to you.

If you are a Canadian holder, you generally will not have taxable income at the time you are granted a stock option or SAR. Instead, you will be required to include an amount in your income from an office or employment if and when you exercise the stock option or SAR, at which time we generally will have an obligation to withhold applicable federal and provincial income taxes as well as payroll taxes. For a stock option, the amount to be included in income will equal the fair market value of the ADSs you receive on the date of exercise, less the exercise price you pay. For a SAR, the amount to be included in income will equal the fair market value of the ADSs you receive on the date of exercise.

Any gain or loss you recognize upon the sale or other disposition of ADSs that you acquire through the exercise of a stock option or SAR generally will be treated as capital gain or loss and taxation of such gain or loss under the ITA will be the same as described above with respect to the disposition of ADSs of restricted stock after the restrictions lapse.

Currency and foreign property reporting.

For purposes of the ITA, all amounts relating to stock options, SARs, restricted stock and ADSs, their exercise and the acquisition, holding or disposition thereof must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars based on the noon exchange rate published by the Bank of Canada on the relevant day or, if there is no such rate quoted for the particular day, the closest preceding day for which such a rate is quoted or, in certain cases, another rate of exchange that is acceptable to CRA.  Given that the ADSs are denominated in U.S. dollars, the amount of income/gain realized by Canadian holders in respect of the exchange and any subsequent transaction with respect to stock options, SARs, restricted stock or ADSs will be affected by changes in the Canada/U.S. dollar exchange rate.

A Canadian holder whose total cost of “specified foreign property” as defined in the ITA at any time in the year or fiscal period exceeds $100,000 is required to file an information return for the year or period disclosing prescribed information. The ADSs will constitute specified foreign property to a Canadian holder. Accordingly, holders of ADSs should consult their own advisors regarding compliance with these rules.

We strongly recommend that you consult your personal legal counsel, accountant, financial, and/or tax advisor(s) with respect to the federal, state, local and foreign tax consequences of participating in the offer.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your personal legal counsel, accountant, financial, and/or tax advisor(s) to discuss the consequences to you of this transaction.

Section 15.                       Extension of Offer; Termination; Amendment

We reserve the right, in our sole discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any surrendered eligible stock options or SARs. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the offer and delay the completion date, we also will extend your right to withdraw tenders of eligible stock options or SARs until such delayed completion date. In the case of an extension, we will issue a press release, email or other form of communication no later than 9:00 a.m. ET on the next U.S. business day following the previously scheduled completion date.

We also reserve the right, in our discretion, before the completion date to terminate or amend the offer and to postpone our acceptance and cancellation of any eligible stock options or SARs elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of eligible stock options or SARs elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the eligible stock options or SARs promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the completion date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to eligible stock option or SAR holders or by decreasing or increasing the number of eligible stock options or SARs being sought in this offer.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing eligible stock options or SARs sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible stock options or SARs being sought in this offer or the consideration being offered by us for the eligible stock options or SARs in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible stock options or

SARs, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible stock options or SARs of such amendment, and we will extend the offer’s period so that at least ten U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

Section 16.                       Fees and Expenses

We will not pay any fees or commissions to any broker, dealer or other person for soliciting the surrender of eligible stock options or SARs to be exchanged through this offer. You will be responsible for any expenses incurred by you in connection with your election to participate in the offer, including, but not limited to, any expenses associated with any personal legal counsel, accountant, financial, and/or tax advisor(s) consulted or retained by you in connection with this offer.

Section 17.                       Additional Information

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and our annual report on Form 20-F for our fiscal year ended December 31, 2012, filed with the SEC on April 3, 2013, and our other documents filed with the SEC before making a decision on whether to elect to exchange your eligible stock options or SARs.

Our SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Section 18.                       Miscellaneous

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange or refrain from exchanging your stock options and SARs pursuant to the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you should not rely upon that recommendation, representation, or information as having been authorized by us.

Gerdau S.A

Gerdau Ameristeel, Inc.

Gerdau Macsteel, Inc.

October     , 2013

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF GERDAU

Executive officers and directors of Gerdau S.A., Gerdau Ameristeel, Inc. and Gerdau Macsteel, Inc. are set forth in the following table:

GERDAU S.A.

Jorge Gerdau Johannpeter

Germano H Gerdau Johannpeter

Klaus Gerdau Johannpeter

Frederico C Gerdau Johannpeter

Claudio Johannpeter

Andre Bier Johannpeter

Manoel Vitor de Mendonca Filho

Ricardo Giuzeppe Mascheroni

Expedito Luz

Francisco Deppermann Fortes

Andre Pires de Oliveira Dias

Alfonso Celso Pastore

Oscar de Paula Bernandes Neto

Aldredo Huallem

The address and telephone number for all of these executive officers and directors is c/o Gerdau S.A., Av. Farrapos 1811, Porto Alegre, Rio Grande do Sul - Brazil CEP 90220-005. Telephone: +55 (51) 3323 2000.

Gerdau Ameristeel Corporation

Guilherme Johannpeter

Andre Pires de Oliveira Dias

Expedito Luz

Roger Paiva

Rodrigo Ferreira de Souza

Carl W. Czarnik

Peter J. Campo

Matthew C. Yeatman

James R. Kerkvliet

Yuan Wang

Robert P. Wallace

Santiago Gil

The address and telephone number for all of these executive officers and directors is c/o Gerdau Ameristeel Corporation, Av. Farrapos 1811, Porto Alegre, Rio Grande do Sul - Brazil CEP

A-1

90220-005. Telephone: +55 (51) 3323 2000.

Gerdau Macsteel, Inc.

Mark Marcucci

Expedito Luz

Guilherme Johannpeter

Mark Marcucci

John P. Finlayson

Robert Karmol

Andre Pires de Oliveira Dias

Harley Scardoelli

Rodrigo Ferreira de Souza

Santiago Gil

Robert P. Wallace

The address and telephone number for all of these executive officers and directors is c/o Gerdau Macsteel, Inc., Av. Farrapos 1811, Porto Alegre, Rio Grande do Sul - Brazil CEP 90220-005. Telephone: +55 (51) 3323 2000.

A-2

SCHEDULE B

SELECTED FINANCIAL INFORMATION OF GERDAU S.A.

The selected financial information for Gerdau S.A. included in the following tables should be read in conjunction with, and is qualified in its entirety by, the IFRS financial statements of Gerdau S.A. and “Operating and Financial Review and Prospects” appearing in Gerdau S.A.’s annual report on Form 20-F for the year ended December 31, 2012, which is incorporated by reference into this Offer to Exchange.  The consolidated financial data of Gerdau S.A. as of and for each of the years ended on December 31, 2012 and 2011 are derived from the financial statements prepared in accordance with IFRS and presented in Brazilian Real.

IFRS Selected Financial and Operating Data

(Expressed in thousands of Brazilian Real - R$ except quantity of shares and amounts per share)

	6 months ended June 30, 2013	6 months ended June 30, 2012	2012	2011
NET SALES	19,048,015	19,174,872	37,981,668	35,406,780
Cost of sales	(16,797,480)	(16,643,455)	(33,234,102)	(30,298,232)

GROSS PROFIT	2,250,535	2,531,417	4,747,566	5,108,548
Selling expenses	(316,229)	(280,715)	(587,369)	(603,747)
General and administrative expenses	(954,308)	(953,745)	(1,884,306)	(1,797,937)
Reversal of impairment (impairment) of assets	—	—	—	—
Restructuring costs	—	—	—	—
Other operating income	99,323	72,880	244,414	195,015
Other operating expenses	(35,116)	(32,168)	(180,453)	(85,533)
Equity in earnings (losses) of unconsolidated companies, net	16,301	17,331	8,353	62,662

INCOME BEFORE FINANCIAL INCOME (EXPENSES) AND TAXES	1,060,506	1,355,000	2,348,205	2,879,008
Financial income	107,259	181,767	316,611	455,802
Financial expenses	(515,397)	(464,118)	(952,679)	(970,457)
Exchange variations, net	(322,392)	(140,915)	(134,128)	51,757
Gains and losses on financial instruments, net	(9,726)	(9,157)	(18,547)	(65,438)

INCOME BEFORE TAXES	320,250	922,571	1,559,462	2,350,672
Income and social contribution taxes
Current	(136,829)	(248,716)	(316,271)	(519,843)
Deferred	377,065	271,307	253,049	266,747
NET INCOME	560,486	945,162	1,496,240	2,097,576

ATRIBUTABLE TO:
Owners of the parent	538,577	905,435	1,425,633	2,005,727
Non-controlling interests	21,909	39,727	70,607	91,849
	560,486	945,162	1,496,240	2,097,576

Basic earnings per share — in R$
Common	0.32	0.53	0.84	1.22
Preferred	0.32	0.53	0.84	1.22
Diluted earnings per share — in R$
Common	0.32	0.53	0.84	1.22
Preferred	0.32	0.53	0.84	1.22
Cash dividends declared per share — in R$
Common	0.09	0.15	0.24	0.35
Preferred	0.09	0.15	0.24	0.35

Weighted average Common Shares outstanding during the year (1)	571,929,945	571,929,945	571,929,945	550,305,197
Weighted average Preferred Shares outstanding during the year (1)	1,128,661,210	1,130,799,496	1,130,398,618	1,092,338,207
Number of Common Shares outstanding at year end (2)	573,627,483	573,627,483	573,627,483	573,627,483
Number of Preferred Shares outstanding at year end (2)	1,146,031,245	1,146,031,245	1,146,031,245	1,146,031,245

(1) The information on the numbers of shares presented above corresponds to the weighted average quantity during each year.

(2) The information on the numbers of shares presented above corresponds to the shares at the end of the year

IFRS Selected Balance Sheet Data

(Expressed in thousands of Brazilian Real - R$)

	6 months ended June 30, 2013	6 months ended June 30, 2012	December 31, 2012	December 31, 2011

Cash and cash equivalents	1,239,193	1,664,071	1,437,235	1,476,599
Short-term investments (1)	1,732,644	1,500,610	1,059,605	3,101,649
Current assets	16,807,180	18,171,094	16,410,397	17,319,149
Current liabilities	6,730,811	8,250,579	7,823,182	6,777,001
Net working capital (2)	10,076,369	9,920,515	8,587,215	10,542,148
Property, plant and equipment, net	20,473,404	18,406,219	19,690,181	17,295,071
Net assets (3)	30,464,486	28,421,862	28,797,917	26,519,803
Total assets	55,056,360	53,346,280	53,093,158	49,981,794
Short-term debt (including “Current Portion of Long-Term Debt”)	1,769,839	2,970,591	2,324,374	1,715,305

Long-term debt, less current portion	13,454,326	11,296,636	11,725,868	11,182,290
Debentures - short term	—	—	257,979	41,688
Debentures - long term	434,391	624,345	360,334	744,245
Equity	30,464,486	28,421,862	28,797,917	26,519,803
Capital stock	19,249,181	19,249,181	19,249,181	19,249,181

(1)  Includes held for trading and available for sale.

(2)  Total current assets less total current liabilities.

(3)  Total assets less total current liabilities and less total non-current liabilities.

Exchange rates between the United States Dollar and Brazilian Real

The following table presents the exchange rates, according to the Brazilian Central Bank, for the periods indicated between the United States dollar and the Brazilian real which is the currency in which Gerdau S.A. prepares its financial statements.

Exchange rates from U.S. dollars to Brazilian real

	Period-
Period	end	Average	High	Low
March-2013 (through March 26)	2.0081	1.9791	2.0140	1.9528
February-2013	1.9754	1.9733	1.9893	1.9570
January-2013	1.9883	2.0311	2.0471	1.9883
December-2012	2.0435	2.0778	2.1121	2.0435
November-2012	2.1074	2.0678	2.1074	2.0312
October - 2012	2,0308	2,0299	2,0382	2.0224
September - 2012	2.0306	2.0281	2.0392	2.0139
2012	2.0435	1.9550	2.1121	1.7024
2011	1.8758	1.6746	1.9016	1.5345
2010	1.6662	1.7593	1.8811	1.6554
2009	1.7412	1.9935	2.4218	1.7024
2008	2.3370	1.8375	2.5004	1.5593

Dividends

Gerdau S.A.’s total authorized capital stock is composed of common and preferred shares. As of December 31, 2012, Gerdau S.A. had 571,929,945 common shares and 1,128,534,345 non-voting preferred shares outstanding (excluding treasury stock).

The following table details dividends and interest on equity paid to holders of common and preferred stock since 2008. The figures are expressed in Brazilian real and U.S. dollars.  The exchange rate used for conversion to U.S. dollars was based on the date of the resolution approving the dividend. Dividends per share figures have been retroactively adjusted for all periods to reflect the stock dividend of one share for every share held (April 2008).

Dividends per share information has been computed by dividing dividends and interest on equity by the number of shares outstanding, which excludes treasury stock. The table below presents the quarterly dividends paid per share, except where stated otherwise:

Period	Date of Resolution	R$ per Share Common or Preferred Stock	$ per Share Common or Preferred Stock
1st Quarter 2008 (1)	05/12/2008	0.2050	0.1224
2nd Quarter 2008	08/06/2008	0.3600	0.2281
3rd Quarter 2008	11/05/2008	0.1800	0.0849
4th Quarter 2008	02/19/2009	0.0400	0.0172
3rd Quarter 2009 (1)	11/05/2009	0.0750	0.0435
4th Quarter 2009 (1)	12/23/2009	0.1800	0.1013
1st Quarter 2010 (1)	05/06/2010	0.1200	0.0654
2st Quarter 2010	08/05/2010	0.1400	0.0798
3st Quarter 2010 (1)	11/05/2010	0.1200	0.0714
4st Quarter 2010	03/03/2011	0.0600	0.0363
1st Quarter 2011	05/05/2011	0.0600	0.0370
2nd Quarter 2011 (1)	08/04/2011	0.0900	0.0571
3rd Quarter 2011	11/10/2011	0.1200	0.0681
4th Quarter 2011	02/15/2012	0.0800	0.0466
1st Quarter 2012	05/02/2012	0.0600	0.0313
2nd Quarter 2012	08/02/2012	0.0900	0.0440
3rd Quarter 2012	11/01/2012	0.0700	0.0345
4th Quarter 2012	02/21/2013	0.0200	0.0101

(1) Payment of interest on equity.

Note: Gerdau S.A. did not make interim dividend payments in the 1st and 2nd quarter of 2009.

Brazilian Law 9,249 of December 1995 provides that a company may, at its sole discretion, pay interest on equity in addition to or instead of dividends. A Brazilian corporation is entitled to pay its shareholders interest on equity up to the limit based on the application of the TJLP rate (Long-Term Interest Rate) to its shareholders’ equity or 50% of the net income in the fiscal year, whichever is lower. This payment is considered part of the mandatory dividend required by Brazilian Corporation Law for each fiscal year. The payment of interest on equity described herein is subject to a 15% withholding tax.

Gerdau S.A. has a Dividend Reinvestment Plan (DRIP), a program that allows the holders of Gerdau ADSs to reinvest dividends to purchase additional ADSs in Gerdau S.A., with no issuance of new shares. Gerdau S.A. also provides its shareholders with a similar program in Brazil that allows for the reinvestment of dividends in additional shares, with no issuance of new shares.

Ratio of Earnings to Fixed Charges

	IFRS
	6 months ended	6 months ended
Period	June 30, 2013	June 30, 2012	Dec. 31, 2012	Dec. 31, 2011

Earnings:
Income before taxes	320,250	922,571	1,559,462	2,350,672
Fixed Charges	514,701	544,565	1,314,141	1,474,389
Total Earnings	834,951	1,467,136	2,873,603	3,825,061

Fixed Charges:
Interest expenses	424,564	390,160	811,416	828,105
Interest capitalized	56,124	52,258	94,532	49,551
Dividends	34,013	102,147	408,193	596,733
Total Fixed Charges	514,701	544,565	1,314,141	1,474,389

Ratio of Earnings to Fixed Charges	1.62	2.69	2.19	2.59

Book Value

At December 31, 2012, our book value per share was $16.75.  Book value per share is the value of our total stockholders’ equity divided by the number of shares of our issued and outstanding common and preferred stock (including ADSs).